                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY
















                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                     BRIGHT HORIZONS FAMILY SOLUTIONS, INC.,

                              BFAM MERGERSUB, INC.

                                       AND

                               CHILDRENFIRST INC.

                            DATED AS OF JUNE 27, 2005

                                TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
ARTICLE I     THE MERGER................................................................1
   1.1     The Merger...................................................................1
   1.2     Effective Time of the Merger.................................................1
   1.3     Closing......................................................................2
   1.4     Effects of the Merger........................................................2
   1.5     Directors and Officers of the Surviving Corporation..........................2

ARTICLE II    CONVERSION OF SECURITIES..................................................2
   2.1     Conversion of Capital Stock..................................................2
   2.2     Exchange Fund................................................................6
   2.3     Company Stock Plans..........................................................8
   2.4     Dissenting Shares............................................................8
   2.5     Escrow.......................................................................9
   2.6     Stockholder Representative..................................................10

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................11
   3.1     Organization, Standing and Power............................................11
   3.2     Capitalization..............................................................11
   3.3     Subsidiaries................................................................13
   3.4     Authority; No Conflict; Required Filings and Consents.......................14
   3.5     Financial Statements........................................................15
   3.6     Absence of Certain Changes..................................................15
   3.7     No Undisclosed Liabilities..................................................16
   3.8     Taxes.......................................................................16
   3.9     Owned and Leased Real Properties............................................18
   3.10    Intellectual Property.......................................................19
   3.11    Contracts...................................................................21
   3.12    Litigation..................................................................22
   3.13    Environmental Matters.......................................................22
   3.14    Employee Benefit Plans......................................................23
   3.15    Compliance With Laws........................................................27
   3.16    Permits.....................................................................27
   3.17    Labor and Employee Matters..................................................27
   3.18    Insurance...................................................................29
   3.19    Brokers.....................................................................29
   3.20    Assets......................................................................30
   3.21    Certain Business Relationships with the Company and its Subsidiaries........30
   3.22    Takeover Statutes...........................................................30

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE TRANSITORY
              SUBSIDIARY...............................................................30
   4.1     Organization, Standing and Power............................................30

                                                                                     Page
                                                                                     ----
   4.2     Authority; No Conflict; Required Filings and Consents.......................30
   4.3     Litigation..................................................................32
   4.4     [Intentionally Omitted].....................................................32
   4.5     [Intentionally Omitted].....................................................32
   4.6     Operations of the Transitory Subsidiary.....................................32
   4.7     Financing...................................................................32
   4.8     Solvency....................................................................32

ARTICLE V     CONDUCT OF BUSINESS......................................................32
   5.1     Covenants of the Company....................................................32
   5.2     Confidentiality.............................................................35

ARTICLE VI    ADDITIONAL AGREEMENTS....................................................36
   6.1     No Solicitation.............................................................36
   6.2     Stockholder Approval........................................................37
   6.3     Access to Information.......................................................37
   6.4     Legal Conditions to the Merger..............................................37
   6.5     Public Disclosure...........................................................39
   6.6     Indemnification of Directors and Officers...................................39
   6.7     Notification of Certain Matters.............................................41
   6.8     Service Credit..............................................................42

ARTICLE VII   CONDITIONS TO MERGER.....................................................42
   7.1     Conditions to Each Party's Obligation To Effect the Merger..................42
   7.2     Additional Conditions to Obligations of the Buyer and the
             Transitory Subsidiary.....................................................43
   7.3     Additional Conditions to Obligations of the Company.........................44

ARTICLE VIII  INDEMNIFICATION..........................................................45
   8.1     Indemnification by Company..................................................45
   8.2     Indemnification by Buyer....................................................45
   8.3     Claims for Indemnification..................................................45
   8.4     Survival....................................................................47
   8.5     Limitations.................................................................47
   8.6     Treatment of Indemnity Payments.............................................49

ARTICLE IX    TERMINATION AND AMENDMENT................................................49
   9.1     Termination.................................................................49
   9.2     [Intentionally Omitted].....................................................50
   9.3     Effect of Termination.......................................................50
   9.4     Fees and Expenses...........................................................50
   9.5     Amendment...................................................................50
   9.6     Extension; Waiver...........................................................50

ARTICLE X     MISCELLANEOUS............................................................51
   10.1    [Intentionally Omitted].....................................................51
   10.2    Notices.....................................................................51
   10.3    Entire Agreement............................................................52

                                                                                     Page
                                                                                     ----
   10.4    No Third Party Beneficiaries................................................52
   10.5    Assignment..................................................................52
   10.6    Severability................................................................53
   10.7    Counterparts and Signature..................................................53
   10.8    Interpretation..............................................................53
   10.9    Governing Law...............................................................53
   10.10   Remedies....................................................................53
   10.11   Submission to Jurisdiction..................................................54
   10.12   Disclosure Schedules........................................................54
   10.13   Company's Knowledge.........................................................54

Schedule I

Exhibit A         Form of Escrow Agreement
Exhibit B         Form of Legal Opinion
Exhibit C         Form of Stock Voting Agreement and Irrevocable Proxy

                             TABLE OF DEFINED TERMS


                                                                               Reference in
 Terms                                                                          Agreement
 -----                                                                         ----------
 Acquisition Proposal                                                          Section 6.1(e)
 Action                                                                        Section 6.6(a)
 Actual Net Working Capital                                                    Section 2.1(c)
 Additional Due Diligence                                                      Section 6.10
 Adjustment Escrow Amount                                                      Section 2.5
 Adjustment Escrow Fund                                                        Section 2.5
 Affiliate                                                                     Section 3.2(c)
 Affiliated Group                                                              Section 3.8(c)
 Agreement                                                                     Preamble
 Alternative Acquisition Agreement                                             Section 6.1(b)
 Antitrust Laws                                                                Section 6.4(b)
 Antitrust Order                                                               Section 6.4(b)
 Articles of Merger                                                            Section 1.2
 Bankruptcy and Equity Exception                                               Section 3.4(a)
 Base Merger Consideration                                                     Section 2.1(c)
 Business Day                                                                  Section 1.3
 Buyer                                                                         Preamble
 Buyer Disclosure Schedule                                                     Article IV
 Buyer Employee Plan                                                           Section 6.8
 Buyer Indemnity Claim                                                         Section 2.6
 Buyer Material Adverse Effect                                                 Section 4.2(b)
 CERCLA                                                                        Section 3.13
 Certificate                                                                   Section 2.2(b)
 Claim Amount                                                                  Section 8.3(b)
 Claim Notice                                                                  Section 8.3(b)
 Closing                                                                       Section 1.3
 Closing Date                                                                  Section 1.3
 Closing Date Payment                                                          Section 2.2(a)
 Code                                                                          Section 2.2(f)
 Company                                                                       Preamble
 Company Balance Sheet                                                         Section 3.5
 Company Balance Sheet Date                                                    Section 3.5
 Company Board                                                                 Section 3.4(a)
 Company Common Stock                                                          Section 2.1(b)
 Company Disclosure Schedule                                                   Article III
 Company Employee Plans                                                        Section 3.14(a)
 Company Financial Statements                                                  Section 3.5
 Company Indemnified Party                                                     Section 6.6(a)
 Company Intellectual Property                                                 Section 3.10(b)
 Company Leases                                                                Section 3.9(b)
 Company Material Adverse Effect                                               Section 3.6
 Company Material Contracts                                                    Section 3.11(a)


                                                                               Reference in
 Terms                                                                          Agreement
 -----                                                                         ----------
 Company Permits                                                               Section 3.16
 Company Preferred Stock                                                       Section 2.1(b)
 Company Stock                                                                 Section 2.1(b)
 Company Stock Options                                                         Section 2.3(a)
 Company Stock Plans                                                           Section 2.3(a)
 Company Stockholder Approval                                                  Section 3.4(a)
 Company Stockholders' Meeting                                                 Section 6.2
 Company Transaction Expenses                                                  Section 2.1(c)
 Company Voting Proposal                                                       Section 3.4(a)
 Company's Knowledge                                                           Section 10.12
 Confidentiality Agreement                                                     Section 5.2
 Continuing Employees                                                          Section 6.8
 Current Assets                                                                Section 2.1(c)
 Current Liabilities                                                           Section 2.1(c)
 Damages                                                                       Section 8.1
 Debt                                                                          Section 2.1(c)
 Dissenting Shares                                                             Section 2.4(a)
 DOL                                                                           Section 3.14(i)
 Effective Time                                                                Section 1.2
 Employee Benefit Plan                                                         Section 3.14(a)
 Environmental Law                                                             Section 3.13(e)
 Environmental Claim                                                           Section 3.13(e)
 Environmental Permits                                                         Section 3.13(a)
 ERISA                                                                         Section 3.14(a)
 ERISA Affiliate                                                               Section 3.14(a)
 Escrow Agent                                                                  Section 2.5
 Escrow Agreement                                                              Section 2.5
 Escrow Amount                                                                 Section 2.1(d)
 Escrow Fund                                                                   Section 2.5
 Estimated Net Working Capital                                                 Section 2.1(c)
 Exchange Agent                                                                Section 2.2(a)
 Exchange Fund                                                                 Section 2.2(a)
 GAAP                                                                          Section 3.5
 Governmental Entity                                                           Section 3.4(c)
 Hazardous Substance                                                           Section 3.13(f)
 HSR Act                                                                       Section 3.4(c)
 Incentive Payment Amount                                                      Section 2.1(c)
 Indemnified Party                                                             Section 8.3(a)
 Indemnifying Party                                                            Section 8.3(a)
 Indemnifying Securityholders                                                  Section 8.1
 Independent Accounting Firm                                                   Section 2.1(e)
 Intellectual Property                                                         Section 3.10(a)
 IRS                                                                           Section 3.14(b)


                                                                               Reference in
 Terms                                                                          Agreement
 -----                                                                         ----------
 Liability                                                                     Section 3.7
 Liens                                                                         Section 3.4(b)
 Maximum Premium                                                               Section 6.6(c)
 MBCA                                                                          Preamble
 Merger                                                                        Preamble
 Merger Consideration                                                          Section 2.1(c)
 Net Working Capital                                                           Section 2.1(c)
 Non-Preference Consideration                                                  Schedule I
 Option Consideration                                                          Section 2.3(b)
 Ordinary Course of Business                                                   Section 3.7
 Outside Date                                                                  Section 9.11(b)
 Permitted Investments                                                         Section 2.5
 Person                                                                        Section 2.1(c)
 Pre-Closing Period                                                            Section 5.1
 Preliminary Closing Balance Sheet                                             Section 2.1(c)
 Release                                                                       Section 3.1(f)
 Representatives                                                               Section 6.1(a)
 Retained Employee                                                             Section 6.8
 Revised Disclosure Schedule                                                   Section 6.10
 Securities Act                                                                Section 3.2(c)
 Series B Preference Amount                                                    Schedule I
 Series C Preference Amount                                                    Schedule I
 Series D Preference Amount                                                    Schedule I
 Series E Preference Amount                                                    Schedule I
 Series F Preference Amount                                                    Schedule I
 Series G Preference Amount                                                    Schedule I
 Series H Preference Amount                                                    Schedule I
 Special Damages                                                               Section 8.5(b)
 Specified Termination                                                         Section 9.2(b)
 Specified Time                                                                Section 6.1(a)
 Stockholder Representative                                                    Section 2.6
 Stockholders' Accountant                                                      Section 2.1(e)
 Subsidiary                                                                    Section 3.3(a)
 Surviving Corporation                                                         Section 1.1
 Tax Returns                                                                   Section 3.8(a)
 Target Net Working Capital                                                    Section 2.1(c)
 Taxes                                                                         Section 3.8(a)
 Third Party Intellectual Property                                             Section 3.10(b)
 Transitory Subsidiary                                                         Preamble
 WARN Act                                                                      Section 3.17(n)

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of June 27, 2005, by and among Bright Horizons Family Solutions, Inc., a Delaware corporation (the "Buyer"), BFAM Mergersub, Inc., a Massachusetts corporation and a wholly owned subsidiary of the Buyer (the "Transitory Subsidiary"), and ChildrenFirst Inc., a Massachusetts corporation (the "Company"). The Buyer, the Transitory Subsidiary and the Company are sometimes referred to herein collectively as the "Parties" or individually as a "Party."

         WHEREAS, the Boards of Directors of the Buyer and the Company deem it advisable and in the best interests of each corporation and their respective stockholders that the Buyer acquire the Company in order to advance the long-term business interests of the Buyer and the Company;

         WHEREAS, the acquisition of the Company shall be effected through a merger (the "Merger") of the Transitory Subsidiary with and into the Company in accordance with the terms of this Agreement and the Massachusetts Business Corporation Act (the "MBCA"), as a result of which the Company shall become a wholly owned subsidiary of the Buyer; and

         WHEREAS, the Board of Directors of the Company has unanimously determined to approve the Merger and adopt this Agreement, that the Merger and the other transactions contemplated hereby are in the best interests of the Company, and to submit this Agreement to the stockholders of the Company for their approval;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer, the Transitory Subsidiary and the Company agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.1 The Merger. Upon the terms and subject to satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the MBCA, Transitory Subsidiary shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate existence of the Transitory Subsidiary shall cease and the Transitory Subsidiary shall be merged with and into the Company, and the Company shall continue as the surviving corporation (the Company following the Merger is sometimes referred to herein as the "Surviving Corporation").

         1.2 Effective Time of the Merger. Subject to the provisions of this Agreement, prior to the Closing, the Buyer and the Company shall jointly prepare, and immediately following the Closing the Surviving Corporation shall cause to be filed with the Secretary of the Commonwealth of the Commonwealth of Massachusetts, articles of merger (the "Articles of Merger") in such form as is required by, and executed by the Transitory Subsidiary and the Company in accordance with, the relevant provisions of the MBCA and shall make all other filings or recordings required under the MBCA. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of the Commonwealth of the Commonwealth of Massachusetts or at such later time as is established by the Buyer and the Company and set forth in the Articles of Merger (the "Effective Time").

         1.3 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m., Eastern time, on a date to be specified by the Buyer and the Company (the "Closing Date"), which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, unless another date, place or time is agreed to in writing by the Buyer and the Company. For purposes of this Agreement, a "Business Day" shall be any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in Boston, Massachusetts are permitted or required by law, executive order or governmental decree to remain closed.

         1.4 Effects of the Merger. The Articles of Organization and By-laws of the Company, each as amended and in effect on the date of this Agreement, shall be the Articles of Organization and By-laws of the Surviving Corporation. The Merger shall have the effects set forth in the applicable provisions of the MBCA. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges and powers of the Company and Transitory Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Transitory Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

         1.5 Directors and Officers of the Surviving Corporation.

             (a) The directors of the Transitory Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Organization and By-laws of the Surviving Corporation.

             (b) The officers of the Transitory Subsidiary immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles of Organization and By-laws of the Surviving Corporation.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

         2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of the Company or capital stock of the Transitory Subsidiary:

             (a) Capital Stock of the Transitory Subsidiary. Each share of the common stock of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation.

             (b) Cancellation of Treasury Stock and Buyer-Owned Stock. All shares of common stock, no par value per share, of the Company ("Company Common Stock") and preferred stock, no par value per share, of the Company ("Company Preferred Stock", and together with Company Common Stock, "Company Stock"), that are owned by the Company as treasury stock or by any wholly owned Subsidiary of the Company and any shares of Company Stock owned by the Buyer, the Transitory Subsidiary or any other wholly owned Subsidiary of the Buyer immediately prior to the Effective Time shall be cancelled and shall cease to exist and no stock of the Buyer or other consideration shall be delivered in exchange therefor.

             (c) Merger Consideration.

                  (i) The aggregate consideration to be paid by the Buyer to the holders of Company Stock and Company Stock Options (the "Merger Consideration") is $61,000,000 in cash (the "Base Merger Consideration") plus (to the extent the Actual Net Working Capital is greater than the Target Net Working Capital) or minus (to the extent the Actual Net Working Capital is less than the Target Net Working Capital) the amount if any that the Actual Net Working Capital of the Company as of the Closing is greater than or less than the Target Net Working Capital of the Company. For purposes of this Agreement, the Target Net Working Capital of the Company at Closing is negative $528,000. The Merger Consideration shall be paid in accordance with Schedule I. As of the Effective Time, all such shares of Company Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate representing any such shares of Company Stock shall cease to have any rights with respect thereto, except the right to receive the applicable Merger Consideration pursuant to Section 2.1(c), Section 2.1(d) and Schedule I of the Agreement upon the surrender of such certificate in accordance with Section 2.2 of the Agreement, without interest.

                  (ii) The Company shall, at least three (3) Business Days prior to the Closing Date, deliver to the Buyer a certificate setting forth a good faith determination of the estimated Net Working Capital of the Company at the Closing, determined in accordance with GAAP on a consistent basis with the Company Financial Statements and past practice (the "Estimated Net Working Capital"). At the Closing, the Merger Consideration to be paid pursuant to Sections 2.1, 2.2 and 2.3, shall be based upon the Estimated Net Working Capital, and the Merger Consideration shall be subject to adjustment pursuant to
Section 2.1(e).

                  (iii) For purposes of this Agreement:

         "Actual Net Working Capital" means the Net Working Capital as determined pursuant to the Final Closing Date Balance Sheet.

         "Company Transaction Expenses" means (i) any unpaid (as of the Closing
Date) fees and expenses payable to Piper Jaffray & Co. referenced in Section
3.19 and (ii) any unpaid (as of the Closing Date) fees and expenses payable to Wilmer Cutler Pickering Hale and Dorr LLP and Deloitte & Touche LLP (excluding audit related fees and expenses) for services rendered in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby, (iii) fifty percent (50%) of all fees and expenses relating to the Exchange Agent and filings made pursuant to the HSR Act, (iv) any consideration payable pursuant to the existing terms of a real property lease of the Company as a result of the consummation of the transactions contemplated by this Agreement, and (v) all other fees and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby.

         "Current Assets" shall mean the current assets of the Company (excluding any deferred tax assets) as reflected on the Final Closing Balance Sheet.

         "Current Liabilities" shall mean the current liabilities of the Company as reflected on the Final Closing Balance Sheet, provided that they shall include, to the extent not otherwise paid or accrued, the Company Transaction Expenses and the Incentive Payment Amount.

         "Incentive Payment Amount" means the aggregate "Incentive Payment", as such term is defined the Company's 2004 Key Employee Incentive Plan, amount as determined on the Closing Date.

         "Net Working Capital" shall mean an amount (positive or negative) equal to the Current Assets minus the Current Liabilities.

         "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

             (d) Notwithstanding the foregoing, at the Effective Time, and subject to and in accordance with the provisions of Sections 2.5 and 2.6, Buyer shall pay to the Escrow Agent, for deposit into the Escrow Fund, on behalf of the holders of Company Stock, a portion of the Merger Consideration otherwise payable in respect of Company Stock equal to $4,500,000 (the "Escrow Amount"), which in each case shall be held by the Escrow Agent as nominee for the holders of Company Stock. The Escrow Amount will be paid out to the holders of Company Stock as set forth in the Escrow Agreement and the Schedules thereto.

             (e) Adjustments to Merger Consideration.

                  (i) Stock Split, Stock Dividend, etc. The Merger Consideration shall be adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Stock), reorganization, recapitalization or other like change with respect to Company Stock occurring (or for which a record date is established) after the date hereof and prior to the Effective Time.

                  (ii) Working Capital Adjustment. The Merger Consideration shall be adjusted to reflect the difference, if any, between the Estimated Net Working Capital and the Actual Net Working Capital.

                           (A) As soon as practicable, but in any event within
sixty (60) days following the Closing Date, the Buyer shall deliver to the Stockholder Representative an unaudited balance sheet of the Company (the "Preliminary Closing Balance Sheet") as of the close of business on the date immediately preceding the Closing Date prepared in accordance with GAAP on a consistent basis with the Company Financial Statements and past practice.

                           (B) Subject to the resolution of any disputes
pursuant to Section 2.1(e)(ii)(C), within thirty (30) days after the date of receipt by the Stockholder Representative of the Preliminary Closing Balance
Sheet:

                                    (1) if the Estimated Net Working Capital
exceeds the Actual Net Working Capital, the Buyer shall be entitled to a payment from the Adjustment Escrow Fund, which will be its initial recourse for amounts due under this Section 2.1(e)(ii)(B), in an amount equal to such excess, as a downward adjustment to the Merger Consideration for tax purposes, provided that, if the Adjustment Fund Amount is insufficient to pay such amounts due under this Section, the remainder shall be disbursed from the Escrow Fund; and

                                    (2) if the Actual Net Working Capital
exceeds the Estimated Net Working Capital, (i) the Buyer shall deliver to, as an upward adjustment to the Merger Consideration for tax purposes, the Exchange Agent by wire transfer or other delivery of immediately available funds an aggregate amount equal to such excess and (ii) the Escrow Agent shall distribute the Adjustment Escrow Amount, which amounts shall be distributed by the Exchange Agent to the holders of Company Stock and Company Stock Options allocated as set forth on Schedule I.

                           (C) (1) The Stockholder Representative may dispute
any amounts reflected on the Preliminary Closing Balance Sheet; provided, however, that the Stockholder Representative shall have notified the Buyer in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within thirty
(30) days of the Stockholder Representative's receipt of the Preliminary Closing Balance Sheet. In the event of such a dispute, the Buyer and the Stockholder Representative shall attempt to reconcile their differences. If the Buyer and the Stockholder Representative are unable to reach a resolution within twenty
(20) days after receipt by the Buyer of the Stockholder Representative's written notice of dispute, the Buyer and the Stockholder Representative shall submit the items remaining in dispute for resolution to an accounting firm to be mutually agreed upon by the parties (the "Independent Accounting Firm"), which shall, within thirty (30) days of such submission, determine and report to the Stockholder Representative and the Buyer upon such remaining disputed items, and such report shall be final, binding and conclusive on the stockholders of the Company and the Buyer. The Closing Date Balance Sheet that has not been challenged, has been reconciled, or has been determined by the Independent Accounting Firm pursuant to this subsection 2.1(e)(ii)(C)(1) is referred to herein as the "Final Closing Date Balance Sheet." The fees and disbursements of the Independent Accounting Firm shall be allocated equally between the Buyer and the stockholders of the Company.

                                    (2) During the period of the Stockholder
Representative's review of the Preliminary Closing Balance Sheet and of any dispute referred to in this Section 2.1(e)(ii)(C), the Buyer shall provide the Stockholder Representative, Deloitte & Touche LLP (the "Stockholders' Accountant") and any Independent Accounting Firm full access to the books, records and facilities of the Surviving Corporation and shall cooperate fully with the Stockholder Representative and Stockholders' Accountant and any Independent Accounting Firm, in each case to the extent reasonably required by the Stockholder Representative, the Stockholders' Accountant and any Independent Accounting Firm in order to review the amounts reflected in the Preliminary Closing Balance Sheet or to investigate the basis for any such dispute; provided, however, that any such review and investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the Surviving Corporation's business. The Buyer shall cause its accountant to make all of its work papers underlying the review of the Preliminary Closing Balance Sheet available to the Stockholder Representative and Stockholders' Accountant on customary conditions and to consult in good faith with the Stockholder Representative, Stockholders' Accountant and any Independent Accounting Firm during such period.

         2.2 Exchange Fund. The procedures for exchanging outstanding shares of Company Stock for the Merger Consideration pursuant to the Merger are as follows:

             (a) Exchange Agent. At or prior to the Effective Time, the Buyer shall deposit with U.S. Bank National Association or another bank or trust company mutually acceptable to the Buyer and the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Stock and Company Stock Options outstanding immediately prior to the Effective Time, for payment through the Exchange Agent in accordance with this Section 2.2, cash in an amount sufficient to make payment of the Merger Consideration less the Escrow Amount (the "Closing Date Payment") pursuant to Section 2.1(c) and Section 2.3, in exchange for all of the outstanding shares of Company Stock and cancellation of all Company Stock Options pursuant to Section 2.3 (the "Exchange Fund"). No interest will be paid or will accrue on the amount payable upon the surrender of any Certificate or cancellation of any Company Stock Option.

             (b) Exchange Procedures. Promptly (and in any event within two Business Days) after the Effective Time, the Buyer shall cause the Exchange Agent to mail to each holder of record of a certificate which immediately prior to the Effective Time represented outstanding shares of Company Stock (each, a "Certificate") (i) a letter of transmittal in customary form and (ii) instructions for effecting the surrender of the Certificates in exchange for the applicable Closing Date Payment payable with respect thereto, provided that the Buyer shall assist the Company in developing arrangements for the delivery of such materials at Closing to significant stockholders of the Company to facilitate the payment of the Closing Date Payment to such stockholders immediately following the Effective Time. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be paid promptly in exchange therefor cash in an amount equal to the Closing Date Payment that such holder has the right to receive pursuant to the provisions of this Article II in respect of all Company Stock held by such holder and the Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of Company Stock which is not registered in the transfer records of the Company, the applicable Closing Date Payment may be paid to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate is presented to the Exchange Agent, properly endorsed with signature guarantees or otherwise be in proper form for transfer, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration.

             (c) No Further Ownership Rights in Company Stock. All Merger Consideration paid upon the surrender for exchange of Certificates evidencing shares of Company Stock in accordance with the terms hereof shall be deemed to have been paid in satisfaction of all rights pertaining to such shares of Company Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

             (d) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Stock or Company Stock Options for one year after the Effective Time shall be only delivered to the Buyer, upon demand, and any holder of Company Stock who has not previously complied with this Section 2.2 and any holder of Company Stock Options shall be entitled to receive only from the Buyer payment of its claim for the applicable Merger Consideration without interest.

             (e) No Liability. To the extent permitted by applicable law, none of the Buyer, the Transitory Subsidiary, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Company Stock or Company Stock Options delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

             (f) Withholding Rights. Each of the Buyer and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Stock or Company Stock Options such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any other applicable state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Buyer, as the case may be, such withheld amounts (i) shall be remitted by the Buyer or the Surviving Corporation, as the case may be, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock or Company Stock Options in respect of which such deduction and withholding was made by the Surviving Corporation or the Buyer, as the case may be.

             (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and a lost certificate indemnity, or if required by the Buyer, the posting by such person of a bond in such reasonable amount as the Buyer may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Closing Date Payment deliverable in respect thereof pursuant to this Agreement.

         2.3 Company Stock Plans.

             (a) The Company shall take such action as shall be required:

                  (i) to cause the vesting of any unvested options to purchase Company Common Stock ("Company Stock Options") granted under any stock option plans or other equity-related plans of the Company (the "Company Stock Plans") to be accelerated in full effective immediately prior to the Effective Time;

                  (ii) to effectuate the cancellation, as of the Effective Time, of all Company Stock Options outstanding immediately prior to the Effective Time (without regard to the exercise price of such Company Stock Options);

                  (iii) to cause, pursuant to the Company Stock Plans, each outstanding Company Stock Option to represent as of the Effective Time solely the right to receive, in accordance with this Section 2.3, a lump sum cash payment in the amount of the Option Consideration, if any, with respect to such Company Stock Option and to no longer represent the right to purchase Company Common Stock or any other equity security of the Company, the Buyer, the Surviving Corporation or any other Person or any other consideration; and

                  (iv) to cause all Company Stock Options held by holders of options to purchase 10,000 or more shares of Company Common Stock to be exercised immediately prior to the Effective Time.

             (b) Each holder of a Company Stock Option outstanding as of the Effective Time shall be entitled to receive from the Exchange Fund, in respect and in consideration of each Company Stock Option so cancelled, as soon as practicable following the Effective Time (but in any event not later than five Business Days), an amount equal to the product of (i) the excess, if any, of (A) the Non-Preference Consideration over (B) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the total number of shares of Company Common Stock subject to such Company Stock Option (whether or not then vested or exercisable) (the "Option Consideration"), net of any applicable withholding taxes and without any interest thereon. In the event that the exercise price of any Company Stock Option is equal to or greater than the Non-Preference Consideration, such Company Stock Option shall be cancelled and have no further force or effect and the holder of such Company Stock Option shall not be entitled to receive any Option Consideration.

             (c) As soon as practicable following the execution of this Agreement, the Company shall mail to each Person who is a holder of Company Stock Options a letter describing the treatment of and payment for such Company Stock Options pursuant to this Section 2.3, and providing instructions for obtaining payment for such Company Stock Options following the Effective Time.

         2.4 Dissenting Shares.

             (a) Notwithstanding anything to the contrary contained in this Agreement, shares of Company Stock held by a holder who has made a demand for appraisal of such shares of Company Stock in accordance with the MBCA (any such shares being referred to as

"Dissenting Shares" until such time as such holder fails to perfect or otherwise loses such holder's appraisal rights under the MBCA with respect to such shares) shall not be converted into or represent the right to receive Merger Consideration in accordance with Section 2.1, but shall be entitled only to such rights as may be granted by the MBCA to a holder of Dissenting Shares.

             (b) If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then, as of the later of the Effective Time or the date of loss of such status, such shares shall automatically be converted into and shall represent only the right to receive Merger Consideration in accordance with Section 2.1 without interest thereon, upon surrender of the Certificate formerly representing such shares.

             (c) The Company shall give the Buyer: (i) prompt notice of any written demand for appraisal received by the Company prior to the Effective Time pursuant to the MBCA, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the MBCA that relate to such demand; and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument unless the Buyer shall have given its written consent to such payment or settlement offer.

         2.5 Escrow. To secure the obligations of the holders of Company Stock contained in Article VIII and making any payments due pursuant to Section 2.1(e)(ii)(B)(1), prior to the Closing, the Buyer and the Stockholder Representative shall enter into an escrow agreement with an escrow agent (the "Escrow Agent") mutually acceptable to the Buyer and the Stockholder Representative substantially in the form of Exhibit A hereto (the "Escrow Agreement"). At the Closing, the Buyer shall deposit (i) into an escrow fund (the "Escrow Fund") the Escrow Amount for the purpose of securing the obligations of the holders of Company Stock contained in Article VIII and (ii) $300,000 (the "Adjustment Escrow Amount") into a separate escrow fund held by the Escrow Agent under this Escrow Agreement (the "Adjustment Escrow Fund") which shall be available solely for the purpose of making any payment due pursuant to Section 2.1(e)(ii)(B)(1). The Escrow Agent shall invest the Escrow Amount and Adjustment Escrow Amount as the Buyer directs; provided, however, that such investments shall be in (i) obligations of or guaranteed by the United States of America or any agency thereof with maturity dates of 90 days or less,
(ii) commercial paper obligations receiving the highest rating from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Group or (iii) certificates of deposit with maturity dates of 90 days or less issued by commercial banks incorporated under the laws of the United States of America or any states in the United States of America or any domestic branch of a foreign commercial bank, subject to supervision and examination by federal or state banking or depository institution authorities with combined capital, surplus and undivided profits exceeding $1,000,000,000 (collectively, "Permitted Investments") or in money market funds which are invested solely in Permitted Investments; provided further, however, that the maturities of Permitted Investments shall be such as to permit the Escrow Agent to make withdrawals from the Escrow Fund and the Adjustment Escrow Fund on no more than two (2) Business Days' notice. Any net profit from, or interest or income produced by, Permitted Investments in the Escrow Fund and the Adjustment Escrow Fund shall remain in and be a part of such escrow fund. The Escrow Fund and the Adjustment Escrow Fund shall be administered in accordance with the terms and provisions of the Escrow Agreement for a term ending on (i) the one year anniversary of the Closing Date with respect to the Escrow Fund, subject to the resolution of any claims for breach of representations, warranties or covenants properly made before such time and (ii) upon the resolution of the Actual Net Working Capital pursuant to Section 2.1(e) with respect to the Adjustment Escrow Fund, subject to the resolution of any claims for adjustments to the Merger Consideration made pursuant to Section 2.1(e).

         2.6 Stockholder Representative.

             (a) The Company and the holders of Company Stock and Company Stock Options hereby appoint Eytan Tigay (the "Stockholder Representative") for and on behalf of the holders of Company Stock and Company Stock Options. The Stockholder Representative shall have full power and authority to represent all of the holders of Company Stock and Company Stock Options and their successors, assigns, heirs and representatives with respect to all matters arising under this Agreement and the Escrow Agreement and all actions taken by the Stockholder Representative hereunder and thereunder shall be final, conclusive and binding upon all such holders of Company Stock and Company Stock Options and their successors, assigns, heirs and representatives as if expressly confirmed and ratified in writing by each of them, and no holder of Company Stock or Company Stock Options shall have the right to object, dissent, protest or otherwise contest the same. The Stockholder Representative shall take any and all actions which it believes are necessary or appropriate under this Agreement and the Escrow Agreement for and on behalf of the holders of Company Stock and Company Stock Options, as fully as if the holders of Company Stock and Company Stock Options were acting on their own behalf, including executing the Escrow Agreement as Stockholder Representative, giving and receiving any notice or instruction permitted or required under this Agreement or the Escrow Agreement by the Stockholder Representative or any holder of Company Stock or Company Stock Options, interpreting all of the terms and provisions of this Agreement and the Escrow Agreement, authorizing payments to be made with respect hereto or thereto, obtaining reimbursement for all out-of-pocket fees and expenses and other obligations of or incurred by the Stockholder Representative in connection with this Agreement and the Escrow Agreement, which fees and expenses shall be disbursed from the Escrow Funds (in an amount not to exceed $150,000 in the aggregate), in accordance with the Escrow Agreement, including the provisions set forth in Article VIII, bringing all indemnity claims against the Buyer pursuant to Article VIII, defending all indemnity claims against the holders of Company Stock and Company Stock Options pursuant to Article VIII (a "Buyer Indemnity Claim"), consenting to, compromising or settling all Buyer Indemnity Claims, conducting negotiations with the Buyer and its agents regarding such claims, dealing with the Buyer and the Escrow Agent under this Agreement and the Escrow Agreement with respect to all matters arising under this Agreement and the Escrow Agreement, taking any and all other actions specified in or contemplated by this Agreement and the Escrow Agreement, and engaging counsel, accountants or other Stockholder Representatives in connection with the foregoing matters. Without limiting the generality of the foregoing, the Stockholder Representative shall have full power and authority to interpret all the terms and provisions of this Agreement and the Escrow Agreement and to consent to any amendment hereof or thereof on behalf of all such holders of Company Stock or Company Stock Options and their successors, assigns, heirs and representatives.

             (b) The provisions of this Section 2.6 shall in no way impose any obligations on the Buyer. In particular, notwithstanding any notice received by the Buyer to the contrary and absent bad faith or willful misconduct, the Buyer
(i) shall be fully protected in relying upon and shall be entitled to rely upon,
(ii) shall have no Liability to the holders of Company Stock or Company Stock Options with respect to, actions, decisions and determinations of the Stockholder Representative and (iii) shall be entitled to assume that all actions, decisions and determinations of the Stockholder Representative are fully authorized by all of the holders of Company Stock and Company Stock Options.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Buyer and the Transitory Subsidiary that the statements contained in this Article III are true and correct, except as set forth herein or in the disclosure schedule delivered by the Company to the Buyer and the Transitory Subsidiary and dated as of the date of this Agreement (the "Company Disclosure Schedule").

         3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that are not reasonably likely to have a material and adverse effect on the Company and its Subsidiaries taken as a whole. The Company has delivered or made available to the Buyer correct and complete copies of its Articles of Organization and by-laws (each as amended to date). The Company is not in default under or in violation of any provision of its Articles of Organization or by-laws.

         3.2 Capitalization.

             (a) The authorized capital stock of the Company as of the date of this Agreement consists of 7,000,000 shares of Company Common Stock and 4,727,786 shares of Company Preferred Stock of which there are 11,902 shares of Series B Preferred Stock, 32,057 shares of Series C Preferred Stock, 28,457 shares of Series D Preferred Stock, 3,000,000 shares of Series E Preferred Stock, 541,620 shares of Series F Preferred Stock, 213,750 shares of Series G Preferred Stock, and 900,000 shares of Series H Preferred Stock. The rights and privileges of each class of the Company's capital stock are as set forth in the Company's Articles of Organization. As of the date of this Agreement, (i) 323,924 shares of Company Common Stock were issued and outstanding, and 11,902 shares of Series B Preferred Stock, 32,057 shares of Series C Preferred Stock, 28,457 shares of Series D Preferred Stock, 2,329,789 shares of Series E Preferred Stock, 541,620 shares of Series F Preferred Stock, 187,250 shares of Series G Preferred Stock and 450,000 shares of Series H Preferred Stock were issued and outstanding. Section 3.2(a) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of the names and addresses of all holders of the Company Common Stock and Company Preferred Stock and the number of such shares held.

             (b) Section 3.2(b) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of: (i) all Company Stock Plans, indicating for each Company Stock Plan, as of such date, the number of shares of Company Common Stock issued under such Plan, the number of shares of Company Common Stock subject to outstanding options under such Plan and the number of shares of Company Common Stock reserved for future issuance under such Plan; and (ii) all outstanding Company Stock Options, indicating with respect to each such Company Stock Option the name of the holder thereof, the Company Stock Plan under which it was granted, the number of shares of Company Common Stock subject to such Company Stock Option, the exercise price, the date of grant, and the vesting schedule. The Company has made available to the Buyer complete and accurate copies of all Company Stock Plans and the forms of all stock option agreements evidencing Company Stock Options. None of the Company Stock Options are "incentive stock options" within Section 422 of the Code.

             (c) Except (i) as set forth in this Section 3.2 and (ii) as reserved for future grants under Company Stock Plans, as of the date of this Agreement, (A) there are no equity securities of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (B) there are no options, warrants, equity securities, calls, rights, commitments, arrangements or agreements of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of the Company or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment, arrangement or agreement. The Company does not have any outstanding stock appreciation rights, phantom stock, performance based equity rights or similar equity rights or obligations. Neither the Company nor any of its Affiliates is a party to or is bound by any agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company. For purposes of this Agreement, the term "Affiliate" when used with respect to any party shall mean any Person who is an "affiliate" of that party within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

             (d) All outstanding shares of Company Stock are, and all shares of Company Common Stock subject to issuance as specified in Section 3.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right subscription right or any similar right under any provision of the MBCA, the Company's Articles of Organization or By-laws or any agreement to which the Company is a party or is otherwise bound. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws.

             (e) There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption, disposition or other acquisition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any shares of Company Stock or the capital stock or other equity interest of the Company or any of its Subsidiaries.

             (f) The payment of the Merger Consideration, including any amounts distributed pursuant to the terms of the Escrow Agreement, to the holders of shares of Company Stock will be made in accordance with the Company's Articles of Organization.

         3.3 Subsidiaries.

             (a) Section 3.3 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, for each Subsidiary of the Company: (i) its name;
(ii) the number and type of outstanding equity securities and a list of the holders thereof; and (iii) the jurisdiction of organization. For purposes of this Agreement, the term "Subsidiary" means, with respect to any party, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (A) more that 50% of the voting power of all outstanding stock or ownership interests of such entity or (B) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each Subsidiary that are held of record or owned beneficially by either the Company or any Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, security interests, pledges, options, rights of first refusal, agreements and other encumbrances of any nature whatsoever. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that require any of the Company and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that require any Subsidiary of the Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary of the Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary.

             (b) Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation (to the extent such concepts are applicable) in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that are not reasonably likely to have a material and adverse effect on the Company and its Subsidiaries taken as a whole.

             (c) The Company has made available to the Buyer complete and accurate copies of the charter, by-laws or other organizational documents of each Subsidiary of the Company. None of the Subsidiaries of the Company is in default under or in violation of any provision of its charter or by-laws.

         3.4 Authority; No Conflict; Required Filings and Consents.

             (a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement (the "Company Voting Proposal") by the Company's stockholders under the MBCA (the "Company Stockholder Approval"), to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Board of Directors of the Company (the "Company Board"), at a meeting duly called and held, by vote of its directors (i) determined that the Merger is in the best interests of the Company, (ii) adopted this Agreement in accordance with the provisions of the MBCA, (iii) directed that this Agreement be submitted to the stockholders of the Company for their approval, and (iv) to the extent necessary, adopted a vote having the effect of causing the Company not to be subject to any state takeover law or similar law that might otherwise apply to the Merger and any other transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the required receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

             (b) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Organization or by-laws of the Company or of the charter, by-laws, or other organizational document of any Subsidiary of the Company, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any mortgage, security interest, pledge, lien, charge or encumbrance of any kind, other than any of such arising from (A) mechanic's, materialmen's, workmen's, repairmen's, warehousemen's, landlord's, carrier's and similar liens, (B) liens for Taxes and installments of special assessments arising in the Ordinary Course of Business for amounts not yet due and payable or delinquent or the validity of which are being contested in good faith subject to appropriate reserves for contested Taxes or assessments in accordance with GAAP, (C) other liens which do not interfere in any material respect with the use or value of an asset, or (D) liens set forth in Section 3.4(b) of the Company Disclosure Schedule (collectively "Liens") on the Company's or any of its Subsidiary's assets under, any of the terms, conditions or provisions of any Company Material Contracts, Company Leases, material lease, license, contract or other agreement, instrument or obligation with respect to Company Intellectual Property to which the Company or any of its Subsidiaries is a party, or (iii) subject to obtaining the Company Stockholder Approval and compliance with the requirements specified in clauses (i) and (ii) of Section 3.4(c), conflict with or violate any material permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their respective properties or assets.

             (c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any court, tribunal, arbitrator or arbitral body, administrative agency, commission, department, board, bureau or other governmental or regulatory authority, agency or instrumentality (a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the pre merger notification requirements under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Articles of Merger with the Massachusetts Secretary of the Commonwealth and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business and
(iii) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, would not be reasonably likely to have a Company Material Adverse Effect.

         3.5 Financial Statements. The Company has delivered or otherwise made available to Buyer or its counsel (a) the Company's audited consolidated balance sheet as of December 31, 2004, December 31, 2003 and December 31, 2002, and the related audited consolidated statements of operations for the three years ended December 31, 2004, and (b) the unaudited consolidated balance sheet of the Company as of March 31, 2005 (the "Company Balance Sheet") and the related consolidated unaudited statement of operations of the Company for the three months ended March 31, 2005 (the "Company Balance Sheet Date") (all of the foregoing financial statements of the Company and any notes thereto are hereinafter collectively referred to as the "Company Financial Statements"). The Company Financial Statements are consistent with the books and records of the Company and its Subsidiaries and fairly present, in all material respects, the financial condition of the Company and its Subsidiaries at the dates therein indicated and the results of operations of the Company and its Subsidiaries for the periods therein specified in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the period involved, except (i) as may be indicated in the footnotes to such financial statements and (ii) that the unaudited financial statements do not contain footnotes and are subject to normal year end adjustments.

         3.6 Absence of Certain Changes. Except as expressly contemplated by this Agreement, between the date of the Company Balance Sheet and the date of this Agreement, there has not occurred: (a) any Company Material Adverse Effect;
(b) any acquisition, sale or
transfer of any material asset of the Company other than in the ordinary course of business, (c) any amendment to the Articles of Organization or By-laws of the Company or (d) any other action or event that would have required the consent of the Buyer pursuant to Sections 5.1(a) through (t) of this Agreement had such action or event occurred after the date of this Agreement. For purposes of this Agreement, the term "Company Material Adverse Effect" means any change, event, circumstance, development, condition or effect that (i) prevents the consummation of the Merger or the transactions contemplated hereby or (ii) is materially adverse with respect to, or has a material adverse effect on, the business, assets, liabilities, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, a Company Material Adverse Effect:

             (a) changes that are the result of economic factors affecting the national, regional or world economy or acts of war or terrorism which do not materially disproportionately adversely affect the Company and its Subsidiaries relative to other participants in the child care and child education industries;

             (b) changes that are the result of factors generally affecting the industries or markets in which the Company operates or competes, which do not materially disproportionately adversely affect the Company and its Subsidiaries relative to other participants in the child care and child education industries;

             (c) any adverse change arising from (i) compliance with or the taking of actions required by this Agreement, (ii) actions taken by the Buyer or its Affiliates or (iii) the announcement or consummation of the transactions contemplated by this Agreement; and

             (d) changes in law, rules or regulations or generally accepted accounting principles or the interpretation thereof.

         3.7 No Undisclosed Liabilities. Except as may be disclosed in the Company Balance Sheet and except for (a) any Liability incurred in the ordinary course of business consistent with past practice (the "Ordinary Course of Business") since the Company Balance Sheet Date and (b) any Liability reflected or reserved against in the Company Balance Sheet or the notes thereto, the Company and its Subsidiaries do not have any liabilities of any nature required by GAAP to be reflected on a consolidated balance sheet of the Company. "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

         3.8 Taxes.

             (a) The Company and each of its Subsidiaries have filed all Tax Returns that they were required to file, and all such Tax Returns were correct and complete in all material respects. Neither the Company nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return. The Company and each of its Subsidiaries have paid on a timely basis all Taxes required to be paid (whether or not shown to be due on any such Tax Returns). There are no liens on any of the assets of any of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any material Tax other than liens for Taxes not yet due or payable or for Taxes that the Company or its Subsidiaries are contesting in good faith through appropriate proceedings and for which appropriate reserves have been established. Each of the Company and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. For purposes of this Agreement: (i) "Taxes" means any and all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, excise, stamp, real property, personal property, sales, use, services, transfer, withholding, employment, payroll, social security (or similar), unemployment, disability, severance, occupation, registration, value added, premium, windfall profits, environmental, customs duties, profits, capital stock, and franchise alternative or add-on minimum, estimated, business, occupancy or other tax of any kind whatsoever imposed by the United States of America or any state, local or foreign government, or any agency thereof, together with any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof; and (ii) "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto, and including any amendment thereof.

             (b) The Company has made available to the Buyer correct and complete copies of all federal and state income, and all material non-income or franchise, Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries since January 1, 2002. No examination or audit of any Tax Return of the Company or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the Company's Knowledge, threatened or contemplated, nor is there any dispute or claim concerning any material Tax Liability of any of the Company and its Subsidiaries claimed or raised by any authority in writing. None of the Company and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency which extension or waiver is still in effect.

             (c) Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation or sharing agreement. Neither the Company nor any of its Subsidiaries (i) is or has ever been a member of an Affiliated Group or other group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which the Company is or was the common parent, (ii) has any Liability for the Taxes of any Person (other than its own and the Affiliated Group the common parent of which is the Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, or (iii) is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement. For purposes of this Agreement, "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

             (d) None of the Company and its Subsidiaries (i) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any similar state, local or foreign laws); (ii) has made any payments, is obligated to make any payments, or is a party to (or participating employer in) any agreement that will obligate it to make any payments that will not be deductible under Code Section 280G as a result of the transactions contemplated by this Agreement; or (iii) has been either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code, or any similar state, local or foreign laws).

             (e) The unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the Company Balance Sheet Date, exceed the accruals and reserves for Taxes (other than any accrual or reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Balance Sheet Date (or in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Effective Time in accordance with the past practice of the Company and its Subsidiaries in filing their Tax Returns. Since the date of the Company Balance Sheet, neither the Company nor any of its Subsidiaries has incurred any Liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business.

             (f) No claim is currently being asserted or, to the Company's Knowledge, threatened with respect to the Company or its Subsidiaries by a taxing authority in a jurisdiction where the Company or its Subsidiaries do not pay Taxes or file Tax Returns that the Company or its Subsidiaries are or may be subject to Taxes assessed by such jurisdiction.

             (g) None of the Company and its Subsidiaries will be required to take into account any income or gain in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date that is attributable to (i) a change in method of accounting under
Section 481 of the Code (or any corresponding or similar provision of federal, state, local or foreign Tax law) made on or prior to the Closing Date; (ii) a "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date; (iii) an installment sale or open transaction disposition made on or prior to the Closing Date; (iv) a prepaid amount received on or prior to the Closing Date; or (v) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax law).

         3.9 Owned and Leased Real Properties.

             (a) Neither the Company nor any of its Subsidiaries owns any real property.

             (b) Section 3.9(b) of the Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of all real property leased, subleased or licensed by the Company or any of its Subsidiaries (collectively "Company Leases") and the location of the premises. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any other party to any Company Lease is in material default under any of the Company Leases. Neither the Company nor any of its Subsidiaries leases, subleases or licenses any real property to any Person. The Company has made available to the Buyer complete and accurate copies of all Company Leases. With respect to each lease and sublease listed in Section 3.9(b) of the Company Disclosure Schedule:

                  (i) the lease or sublease constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to the Bankruptcy and Equity Exception, and to the Company's Knowledge, against each other party thereto;

                  (ii) none of the Company and its Subsidiaries is in breach or default in any material respect under any such lease or sublease, and to the Company's Knowledge, no other party (including the lessor or landlord under a master lease) is in breach or default in any material respect under any such lease or sublease and, to the Company's Knowledge, no event has occurred under any such lease or sublease which, with notice or lapse of time, would constitute a breach or default in any material respect thereunder, or permit termination, modification, or acceleration thereof;

                  (iii) the Company has not, and has not received any written notice that any other party to the lease or sublease has, repudiated any provision thereof;

                  (iv) none of the Company and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold estate created by any such lease or sublease; and

                  (v) to the Company's Knowledge, all facilities leased or subleased are supplied with utilities sufficient for the operation of said facilities in the Ordinary Course of Business.

         3.10 Intellectual Property.

              (a) The Company and its Subsidiaries own, license, sublicense or otherwise possess legally enforceable rights to use (free and clear of all Liens) all Intellectual Property necessary to conduct the business of the Company and its Subsidiaries as currently conducted in all material respects. For purposes of this Agreement, the term "Intellectual Property" means (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all registered and common law trademarks, service marks, trade dress, logos, trade names, corporate names, and domain names and all goodwill associated therewith, (iii) all copyrightable works, including without limitation, all curriculum and all copyrights, (iv) all mask works, designs and trade secrets,
(v) applications for, and registrations and renewals, of such patents, trademarks, service marks, trade dress, logos, trade names, domain names, copyrights and designs, (vi) all trade secrets and proprietary or confidential business information (including, without limitation, ideas, research and development, processes, formulae, methods, schematics, technology, know-how, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals and employee handbooks and manuals), (vii) all computer software programs and applications (including data and related documentation), (viii) all other tangible or intangible proprietary or confidential information and materials and (ix) all copies and tangible embodiments of any of the foregoing (in whatever form or medium).

              (b) The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, (i) any license, sublicense or other agreement relating to any Intellectual Property owned by the Company that is material to the business of the Company and its Subsidiaries, taken as a whole (the "Company Intellectual Property"), or (ii) any license, sublicense and other agreement as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third party Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole, excluding generally commercially available, off-the-shelf software programs (the "Third Party Intellectual Property"). Section 3.10(b)(i) of the Company Disclosure Schedule sets forth a complete and accurate list of all patents and patent applications owned by the Company or its Subsidiaries and Section 3.10(b)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list of all Third Party Intellectual Property.

              (c) To the Company's Knowledge, no third party is infringing, violating or misappropriating any of the Company Intellectual Property or any of the Company's or Subsidiaries' rights thereto.

              (d) To the Company's Knowledge, the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe, violate or constitute a misappropriation of any Intellectual Property of any third party. Since January 1, 2003, neither the Company nor any of its Subsidiaries has received any written claim or notice alleging any such material infringement, violation or misappropriation or challenging or questioning the legality, validity or enforceability of any such Intellectual Property.

              (e) Section 3.10(e) of the Company Disclosure Schedule identifies each registration and application to register any trade name, copyright, domain name, service mark and trademark of the Company and its Subsidiaries and any other trade name, copyright, domain name, service mark and trademark of the Company and its Subsidiaries material to the business of the Company and its Subsidiaries. Each of the Company and its Subsidiaries has taken reasonably appropriate measures to maintain and protect its Intellectual Property. Without limiting the foregoing, all maintenance and related fees have been paid, and all documents and instruments necessary to maintain the rights of the Company and the Subsidiaries in any registrations or applications for such Intellectual Property owned by any of them have been validly executed, delivered and filed.

              (f) Section 3.10(f) of the Company Disclosure Schedule identifies each material license, agreement, or other material permission to which any of the Company and its Subsidiaries is party involving any Intellectual Property necessary for the continued operation of the businesses of the Company and its Subsidiaries as presently conducted in all material respects. Each such license, agreement or permission is in full force and effect. None of the Company and its Subsidiaries and, to the Knowledge of the Company, no other party thereto is in breach or default in any material respect under any such license, agreement or permission.

         3.11 Contracts.

              (a) Section 3.11(a) of the Company Disclosure Schedule sets forth a complete and accurate list of the following contracts and agreements to which the Company or any of its Subsidiaries is a party or is otherwise bound as of the date of this Agreement: (i) any agreement, contract or commitment in connection with which or pursuant to which the Company and its Subsidiaries will spend or receive (or are expected to spend or receive), in the aggregate, more than $25,000 during the current fiscal year or during the next fiscal year (provided, that with respect to contracts between the Company and its customers such amount shall be $50,000 and not $25,000), (ii) any non-competition or other agreement that prohibits or otherwise restricts, the Company or any of its Subsidiaries from freely engaging in business anywhere in the world, (iii) any employment or consulting agreement with any executive officer or other employee of the Company or any Subsidiary other than those that are terminable by the Company or any of its Subsidiaries on no more than 30 days' notice without material liability or financial obligation to the Company or any of its Subsidiaries, (iv) any agreement establishing a partnership or joint venture between the Company or any of its Subsidiaries on the one hand, and a third party on the other hand, (v) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum; (vi) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involves consideration in excess of $25,000 in any year and which is not terminable by the Company or any of its Subsidiaries without penalty upon ninety
(90) or fewer days' notice (provided, that with respect to contracts between the Company and its customers such amount shall be $50,000 and not $25,000); (vii) any royalty sharing arrangements involving payments by the Company or any of its Subsidiaries in excess of $25,000 in any calendar year; (viii) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, any capitalized lease obligation, or any agreement under which it has imposed a Lien on any of its assets, (ix) any agreements concerning confidentiality; (x) any agreement with any of the stockholders of the Company and their Affiliates and (xi) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business (collectively, the "Company Material Contracts"). The Company has made available to the Buyer a complete and accurate copy of each Company Material Contract and has delivered to Buyer a written summary setting forth the terms and conditions of any oral agreement referred to in Section 3.11(a) of the Disclosure Schedule.

              (b) Each Company Material Contract constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to the Bankruptcy and Equity Exception, and to the Company's Knowledge, against each other party thereto, except to the extent it has previously expired in accordance with its terms, and will continue to be in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any other party to any Company Material Contract is in material violation of or in material default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a material violation of or material default under) any Company Material Contract. As of the date of this Agreement, no party has given written notice that it intends to terminate or has repudiated in writing any provision of any Company Material Contract.

         3.12 Litigation. As of the date hereof there is no action, suit, proceeding, claim, arbitration or investigation pending or, to the Company's Knowledge, threatened against the Company or any of its Subsidiaries. There are no judgments, injunctions, orders, decrees or rulings outstanding against the Company or any of its Subsidiaries. Section 3.12 of the Company Disclosure Schedule sets forth each instance in which the Company or any of its Subsidiaries, as of the date hereof, has been a party to or, to the Company's Knowledge, has been threatened to be made a party to any suit, action, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

         3.13 Environmental Matters.

              (a) The Company and each of its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession of all material permits and other governmental authorizations required under applicable Environmental Laws (collectively, "Environmental Permits"), and is in compliance in all material respects with the terms and conditions thereof).

              (b) Neither the Company nor any of its Subsidiaries has received any written notice alleging any of them has not complied with or is in violation of applicable Environmental Laws. To the Company's Knowledge, the properties operated by the Company and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances. To the Company's Knowledge, none of the facilities located in real property leased by the Company or its Subsidiaries and used in the operation of its business contain any lead based paint or dust, asbestos or mold.

              (c) Neither the Company nor any of its Subsidiaries has received a written Environmental Claim that has not been resolved in all material respects, and, to the Knowledge of the Company, (i) no Environmental Claim has been threatened in writing against the Company or its Subsidiaries that has not been resolved in all material respects, and (ii) there is no material Environmental Claim pending against any Person whose Liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law. Neither the Company, nor any of its Subsidiaries has Released Hazardous Substances into the environment except (A) in compliance with law or (B) in an amount or concentration that would not be expected to give rise to any material Liability or obligation under any Environmental Law. Neither the Company nor any of its Subsidiaries is subject to any material orders, decrees or injunctions by any Governmental Entity addressing Liability under any Environmental Law.

              (d) Neither the Company nor any of its Subsidiaries store, generate or handle, or allow any Person to store, generate or handle, any Hazardous Substances at or on any properties operated by the Company and its Subsidiaries, except in material compliance with Environmental Laws.

              (e) The Company has delivered or otherwise made available for inspection to Buyer true, complete and correct copies of any written reports or written results of, studies, analyses, tests or monitoring, to the extent same are possessed by the Company, in any case pertaining to Hazardous Substances in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company, or regarding the Company's compliance with applicable Environmental Law.

              (f) For purposes of this Agreement, the term "Environmental Law" means any law, regulation, order, decree or permit requirement of any governmental jurisdiction relating to: (i) the pollution, protection, investigation or restoration of the environment, human health and safety, or natural resources (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970), each as amended, and all laws relating to protection of endangered or threatened species of fish, wildlife and plants and the conservation of natural resources, (ii) the handling, use, storage, treatment, transport, disposal, release or threatened release of any Hazardous Substance or
(iii) noise, odor or wetlands protection; and "Environmental Claim" means any written claim, action, cause of action or notice by any Person alleging potential Liability under Environmental Law.

              (g) For purposes of this Agreement, the term "Hazardous Substance" means: (i) any pollutant, contaminant, toxic substance, or other compound, element, material or other substance that is regulated or which falls within the definition of a "hazardous substance," "hazardous waste" or "hazardous material" pursuant to any Environmental Law; or (ii) any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls, radioactive materials or radon; and the term "Release" shall have the meaning given to it in CERCLA.

              (h) The parties agree that the only representations and warranties of the Company in this Agreement as to any environmental matters or any other obligation or Liability with respect to Hazardous Substances are those contained in this Section 3.13. Without limiting the generality of the foregoing, the Buyer specifically acknowledges that the representations and warranties contained in Sections 3.12, 3.15 and 3.16 do not relate to environmental matters.

         3.14 Employee Benefit Plans.

              (a) Section 3.14(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all Employee Benefit Plans sponsored, maintained, or contributed to, by the Company, or any of the Company's Subsidiaries or any of their ERISA Affiliates or to which the Company, any of the Company's Subsidiaries or any of their ERISA Affiliates is a party, (i) covering or benefiting any current or former officer, employee, agent, director or independent contractor of the Company or any of the Company's Subsidiaries (or any dependent or beneficiary of any such individual), or (ii) with respect to which the Company or any of the Company's Subsidiaries or any of their ERISA Affiliates has (or could have) any obligation or Liability (together, the "Company Employee Plans"). None of the Company, any of the Company's Subsidiaries or any of their ERISA Affiliates has any written agreement, arrangement, commitment or obligation, to create, enter into or contribute to any additional Company Employee Plan, or to modify or amend any existing Company Employee Plan. The terms of each Company Employee Plan permit the Company, one of the Company's Subsidiaries or any of their ERISA Affiliates (as applicable) to amend and terminate such Company Employee Plan (or its participation therein, as applicable) at any time and for any reason without material penalty and without material Liability or expense. None of the rights of the Company or any of the Company's Subsidiaries or any of their ERISA Affiliates under any Company Employee Plan will be impaired in any way by this Agreement or the consummation of the transactions contemplated by this Agreement. For purposes of this Agreement, the following terms shall have the following meanings: (i) "Employee Benefit Plan" means (A) any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), (B) any "employee welfare benefit plan" (as defined in
Section 3(1) of ERISA), and (C) any other written or oral plan, agreement or arrangement involving direct or indirect compensation to one or more Persons and monetary benefits in excess of $10,000, including, without limitation, insurance coverage, severance benefits, disability benefits, fringe benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation and all unexpired severance agreements; (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations and rulings promulgated thereunder; and (iii) "ERISA Affiliate" means any entity which is a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (C) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company or a Subsidiary of the Company.

              (b) With respect to each Company Employee Plan, the Company has made available to the Buyer (to the extent applicable to the Company Employee
Plan) a complete and accurate copy of (i) such Company Employee Plan, (ii) the three most recent annual reports (Form 5500) filed with the Internal Revenue Service (the "IRS") with respect to such Company Employee Plan, (iii) the most recent summary plan description, and all summaries of material modification related thereto, distributed with respect, to such Company Employee Plan, (iv) all contracts and agreements relating to such Company Employee Plan, including, without limitation, all trust agreements, investment management agreements, annuity contracts, insurance contracts, bonds, indemnification agreements and service provider agreements; (v) the most recent determination letter issued by the IRS with respect to such Company Employee Plan; (vi) the most recent annual actuarial valuation prepared for such Company Employee Plan; (vii) all material written communications during the last three years relating to the amendment, creation or termination of such Company Employee Plan, or any increase or decrease in benefits, acceleration of payments or vesting under such Company Employee Plan, or any other event(s) that could result in any material Liability to the Company or any of the Company's Subsidiaries or any of their ERISA Affiliates with respect to such Company Employee Plan; (viii) all material correspondence to or from any governmental entity or agency relating to such Company Employee Plan; and (ix) all coverage, nondiscrimination, top heavy and Code Section 415 tests performed with respect to such Company Employee Plan for the last three years.

              (c) With respect to each Company Employee Plan: (i) such Company Employee Plan was properly and legally established; (ii) such Company Employee Plan is maintained, administered, operated and funded in all material respects in accordance with its terms and in compliance with all applicable requirements of all applicable laws, statutes, orders, rules and regulations, including, without limitation, ERISA and the Code; (iii) the Company, each of the Company's Subsidiaries, each of their ERISA Affiliates and each other Person (including, without limitation, each fiduciary) has in all material respects, properly performed all of its, his or her duties and obligations (whether arising by operation of law or by contract) under or with respect to such Company Employee Plan, including, without limitation, all reporting, disclosure and notification obligations; (iv) all returns, reports (including, without limitation, all Form 5500 series annual reports, together with all schedules and audit reports required with respect thereto), notices, statements and other disclosures relating to such Company Employee Plan required to be filed with any governmental authority or distributed to any Company Employee Plan participant have been properly prepared and filed or distributed;
(v) none of the Company, any of the Company's Subsidiaries, any of their ERISA Affiliates or any fiduciary of such Company Employee Plan has engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of ERISA or any other applicable law in a manner that would result in material Liability to the Company; (vi) no transaction or event has occurred or to the knowledge of the Company, any of the Company's Subsidiaries or any of their ERISA Affiliates is threatened or about to occur (including any of the transactions contemplated in or by this Agreement) that constitutes or could constitute a prohibited transaction under Section 406 or 407 of ERISA or under
Section 4975 of the Code for which an exemption is not available that would result in material Liability to the Company; and (vii) none of the Company, any of the Company's Subsidiaries or any of their ERISA Affiliates has incurred, and there exists no condition or set of circumstances in connection with which the Company, any of the Company's Subsidiaries, any of their ERISA Affiliates or the Buyer could reasonably be expected to incur, directly or indirectly, any material Liability or expense (except for routine contributions and benefit payments) under ERISA, the Code or any other applicable law, statute, order, rule or regulation, or pursuant to any indemnification or similar agreement, with respect to such Benefit Plan.

              (d) With respect to the Company Employee Plans, there are no benefit obligations for which contributions have not been made or properly accrued to the extent required by GAAP. The assets of each Company Employee Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan. All contributions which have become due to the Company Employee Plans have been paid thereto.

              (e) All the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code have received favorable determination letters from the IRS to the effect that such Company Employee Plans are qualified and the plans and trusts (and group annuity contracts) related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, as amended by the Tax Reform Act of 1986 and all subsequent legislation, including, without limitation, that legislation commonly referred to as "GUST" and "EGTRRA," no such determination letter has been revoked and revocation has not been threatened, and nothing has occurred, or is reasonably expected by the Company, any of the Company's Subsidiaries or any of their ERISA Affiliates to occur, that could reasonably be expected to adversely affect the qualification or exemption of any such Company Employee Plan or its related trust (or group annuity contract) or materially increase its cost. No such Company Employee Plan is a "top-heavy plan," as defined in Section 416 of the Code.

              (f) None of the Company, any of the Company's Subsidiaries or any of their ERISA Affiliates has incurred, or reasonably expects to incur, any material Liability under Title IV of ERISA. None of the Company, any of the Company's Subsidiaries or any of their ERISA Affiliates has within the past 65 years (i) sponsored, maintained or contributed to (or been obligated to sponsor, maintain or contribute to) an Employee Benefit Plan which was ever subject to
Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, (ii) sponsored, maintained or contributed to (or been obligated to sponsor, maintain or contribute to) a multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413 of the Code, or (iii) contributed to, or been obligated to contribute to, a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

              (g) Neither the Company nor any of its Subsidiaries is a party to any oral or written (i) agreement with any stockholders, director, executive officer or other key employee of the Company or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; or (ii) agreement or plan binding the Company or any of its Subsidiaries, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan or severance benefit plan, any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement.

              (h) None of the Company Employee Plans promises or provides post-employment medical or other post-employment welfare benefits to any person, except as required by Parts 6 and 7 of Subtitle B of Title I of ERISA, Sections 4980B(f), 9801, 9802 and 9803 of the Code or similar state laws.

              (i) There are no actions, suits or claims (other than routine claims for benefits) pending or, to the Company's Knowledge, any of the Company's Subsidiaries or any of their ERISA Affiliates, threatened with respect to (or against the assets of) any Company Employee Plan. No Company Employee Plan is currently under investigation, audit or review, directly or indirectly, by the IRS, the United States Department of Labor (the "DOL") or any other governmental entity or agency, and, to the Company's Knowledge, each of the Company's Subsidiaries and each of their ERISA Affiliates, no such action is contemplated or under consideration by the IRS, DOL or any other governmental entity or agency.

              (j) Each "group health plan," as defined in Section 607(1) or 733(a)(1) of ERISA or Section 5000(b)(1) of the Code, sponsored, maintained or contributed to by the Company, any of the Company's Subsidiaries or any of their ERISA Affiliates has been maintained, administered and operated at all times since its inception in material compliance with the requirements of Parts 6 and 7 of Subtitle B of Title I of ERISA, Sections 4980B(f), 9801, 9802 and 9803 of the Code and any other applicable laws, statutes, orders, rules and regulations relating to the provision or continuation of health insurance coverage or other welfare benefits (within the meaning of Section 3(1) of ERISA). Section 3.14(j) of the Company

Disclosure Schedule lists all former employees of the Company, any of the Company's Subsidiaries or any of their ERISA Affiliates and their beneficiaries who have elected or are eligible to elect continuation of health insurance coverage under any Company Employee Plan offering health insurance or medical benefits pursuant to Part 6 of Subtitle B of Title I of ERISA and Section 4890B of the Code.

         3.15 Compliance With Laws. The Company and each of its Subsidiaries has since January 1, 2000 materially complied with, is in material compliance with, is not in material violation of, and, since January 1, 2000, has not received any written notice alleging any material violation with respect to, any applicable statute, law or regulation (including without limitation, any rules, ordinances, executive orders, codes, plans, injunctions, judgments, orders, decrees and rulings) with respect to the conduct of its business, or the ownership or operation of its properties or assets.

         3.16 Permits. The Company and each of its Subsidiaries have all material permits, licenses, franchises, approvals, authorizations, exemptions, certificates and registrations from Governmental Entities required to conduct their businesses as now being conducted (the "Company Permits") or has applied for renewal of such Company Permits in the ordinary course of business. The Company and each of its Subsidiaries are in material compliance with the terms and requirements of the Company Permits. Such Company Permits are valid and in full force and effect and there are no proceedings pending or, to the Company's Knowledge, threatened in writing that seek the revocation, cancellation, suspension or adverse modification thereof. To the Company's Knowledge, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a failure to comply in all material respects with any term or requirement of any Company Permit, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of any Company Permit. All material applications required for the continued operation of the businesses of the Company and its Subsidiaries as presently conducted in all material respects have been filed for the renewal of the Company Permits, have been duly filed on a timely basis with the appropriate Governmental Entity, and all other material filings required for the continued operation of the businesses of the Company and its Subsidiaries as presently conducted in all material respects have been made on a timely basis with the appropriate Governmental Entity. Neither the Company nor any of its Subsidiaries has received, at any time during the past three years, any written notice or other written communication from any Governmental Entity regarding (A) any actual or alleged specific failure to comply in all material respects with any term or requirement of any Company Permit, or (B) any actual or proposed revocation, withdrawal, suspension, cancellation or termination of any Company Permit.

         3.17 Labor and Employee Matters.

              (a) Neither the Company nor any of its Subsidiaries is the subject of any proceeding (1) asserting that the Company or any of its Subsidiaries has committed an unfair labor practice nor, to the Company's Knowledge have any unfair labor practice charges or complaints against the Company or any of its Subsidiaries been threatened, or (2) seeking to compel it to bargain with any labor union or labor organization.

              (b) There are no pending or, to the Company's Knowledge, threatened labor strikes, disputes, walkouts, slowdowns, work stoppages or lockouts involving the Company or any of its Subsidiaries, and during the past three years there has not been any such action;

              (c) No labor organization, as that term is defined in the National Labor Relations Act, is certified or recognized as the bargaining agent on behalf of any employees of the Company or its Subsidiaries, and to the Company's Knowledge, as of the date hereof, there are no current union organizing activities among the employees of the Company or its Subsidiaries;

              (d) Section 3.17 of the Company Disclosure Schedule contains a complete and accurate list as of the date of this Agreement of the following information for each independent contractor or consultant with a base compensation in excess of $50,000, and for each employee of the Company, including each employee on leave of absence or layoff status, with a base salary in excess of $100,000; employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 2004; vacation accrued; and date of hire;

              (e) As of the date hereof, no executive officer has notified the Company in writing, since January 1, 2004, that he or she has any plans to terminate employment with the Company or its Subsidiaries;

              (f) The Company and its Subsidiaries have paid in full to, or in accordance with GAAP accrued on behalf of, all Persons performing services for the Company and its Subsidiaries, all payments, wages, salaries, commissions, bonuses and other compensation that is due to such Persons, vacation, profit-sharing and other benefits which have accrued through the date hereof for such Persons, and amounts required to be reimbursed to such Persons for which appropriate reimbursement requests have been submitted, except for such failures to pay or accrue, individually or in the aggregate, that are not reasonably likely to have a material and adverse effect on the Company and its Subsidiaries taken as a whole, and (ii) are in compliance with all wage and hour laws;

              (g) There are no written personnel policies, rules or procedures generally applicable to substantially all employees of the Company and its Subsidiaries, true, correct and complete copies of which have heretofore been delivered or made available to Buyer;

              (h) No charges of discrimination or other violation of equal employment laws are pending, or to the Company's Knowledge, threatened against the Company or its Subsidiaries before the Equal Employment Opportunity Commission or any other Governmental Entity responsible for the enforcement of similar laws;

              (i) There are no pending or, to the Company's Knowledge, threatened wage and hour claims filed against the Company or its Subsidiaries with the United States Department of Labor or any other Governmental Entity responsible for the enforcement of similar laws;

              (j) There are no pending or, to the Company's Knowledge, threatened citations relating to the Company and its Subsidiaries filed by the Occupational Safety and

Health Administration nor any other Governmental Entity responsible for the enforcement of similar laws nor any such citations threatened in writing;

              (k) There are no pending or, to the Company's Knowledge, threatened investigations of, or complaints pending or, to the Company's Knowledge, threatened against the Company or its Subsidiaries by the Office of Federal Contract Compliance Programs or any other Governmental Entity responsible for the enforcement of similar laws nor any such investigation or complaint threatened in writing;

              (l) To the Company's Knowledge and other than the matters covered in Section 3.17(h) to Section 3.17(k) above, there are no complaints, lawsuits or other proceedings pending or threatened in writing against the Company or its Subsidiaries that allege breach or violation of any express or implied contract of employment, any law governing employment or the termination thereof, or alleging any other discriminatory, wrongful, unlawful or tortious conduct in connection with the employment relationship asserted by or on behalf of any employees of the Company or its Subsidiaries;

              (m) There are no express agreements with any employees of the Company or its Subsidiaries establishing an employment relationship for a definite term, a just cause requirement for termination of employment or any severance obligation of the Company or its Subsidiaries;

              (n) The Company and its Subsidiaries have not since January 1, 2000, effectuated (i) a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act")) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or (ii) a "mass layoff" (as defined by the WARN Act) affecting any site of employment or facility of the Company except in compliance with the WARN Act.

              (o) To the Company's Knowledge, no Employee is subject to any non-compete, non-disclosure, confidentiality, employment, consulting or similar agreement relating to, affecting or in conflict with the present or proposed business activities of the Company or its Subsidiaries.

         3.18 Insurance. Section 3.18 of the Company Disclosure Schedule lists, as of the date hereof, all policies of fire and extended coverage and casualty, liability and other forms of insurance applicable to the Company and its Subsidiaries, and the expiration dates of such insurance policies, copies of which have been made available to Buyer. Each of the Company and its Subsidiaries maintains insurance policies with reputable insurance carriers against risks and losses of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses.

         3.19 Brokers. No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action, agreement or commitment of the Company or any of its Affiliates, to any broker's, finder's, financial advisor's or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except Piper Jaffray & Co., whose fees and expenses shall be paid by the Company.

         3.20 Assets. The material tangible assets owned, leased, licensed or used by the Company and its Subsidiaries have been maintained in accordance with normal industry practice and are in good operating condition and repair (subject to normal wear and tear given the use and age of such asset) and are suitable for the purposes for which they are presently used. The Company and its Subsidiaries have good title to all property and assets purported to be owned by the Company and its Subsidiaries, free and clear of all Liens.

         3.21 Certain Business Relationships with the Company and its Subsidiaries. Except for (i) amounts due as compensation in the Ordinary Course of Business or (ii) reimbursement of expenses in the Ordinary Course of Business, the stockholders of the Company and their respective Affiliates (other than the Company and its Subsidiaries) have not been involved in any business arrangement or business relationship with any of the Company and its Subsidiaries within the past 12 months.

         3.22 Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including Ch. 110F of the Massachusetts General Laws assuming that Buyer is not an "interested stockholder" for purposes of such statute) (each a "Takeover Statute") or an anti-takeover provision in the Company's Articles of Organization and by-laws is, or at the Effective Time will be, applicable to any shares of Company Common Stock, the Merger or the other transactions contemplated by this Agreement. The Company Board has taken all action so that neither Buyer nor the Transitory Subsidiary will be prohibited from entering into a "business combination" with the Company as an "interested stockholder" (in each case as such terms is used in Ch. 110F of the Massachusetts General Law) as a result of this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE
                              TRANSITORY SUBSIDIARY

         The Buyer and the Transitory Subsidiary represent and warrant to the Company that the statements contained in this Article IV are true and correct, except as set forth herein or in the disclosure schedule delivered by the Buyer and the Transitory Subsidiary to the Company and dated as of the date of this Agreement (the "Buyer Disclosure Schedule").

         4.1 Organization, Standing and Power. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.

         4.2 Authority; No Conflict; Required Filings and Consents.

             (a) Each of the Buyer and the Transitory Subsidiary has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Buyer and the Transitory Subsidiary have been duly authorized by all necessary corporate action on the part of each of the Buyer and the Transitory Subsidiary. This Agreement has been duly executed and delivered by each of the Buyer and the Transitory Subsidiary and constitutes the valid and binding obligation of each of the Buyer and the Transitory Subsidiary, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

             (b) The execution and delivery of this Agreement by each of the Buyer and the Transitory Subsidiary do not, and the consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or By-laws of the Buyer or the Articles of Organization or By-laws of the Transitory Subsidiary, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on the Buyer's or the Transitory Subsidiary's assets under, any of the terms, conditions or provisions of any lease, license, contract or other agreement, instrument or obligation to which the Buyer or the Transitory Subsidiary is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to compliance with the requirements specified in clauses (i) and (ii) of Section 4.2(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of its or their respective properties or assets, except in the case of clauses (ii) and (iii) of this Section 4.2(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, are not reasonably likely to have a Buyer Material Adverse Effect. For purposes of this Agreement, the term "Buyer Material Adverse Effect" means any material adverse change, event, circumstance or development with respect to, or any material adverse effect on, (a) the business, financial condition or results of operations of the Buyer and its Subsidiaries, taken as a whole, or (b) the ability of the Buyer or the Transitory Subsidiary to consummate the transactions contemplated by this Agreement.

             (c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any stock market or stock exchange on which shares of Buyer Common Stock are listed for trading is required by or with respect to the Buyer or the Transitory Subsidiary in connection with the execution and delivery of this Agreement by the Buyer or the Transitory Subsidiary or the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the HSR Act, and (ii) the filing of the Articles of Merger with the Massachusetts Secretary of the Commonwealth and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business.

             (d) No vote of the holders of any class or series of the Buyer's capital stock or other securities is necessary for the consummation by the Buyer of the transactions contemplated by this Agreement.

         4.3 Litigation. As of the date of this Agreement, there is no lawsuit or other legal proceeding pending or, to the knowledge of the Buyer or Transitory Subsidiary, threatened, against the Buyer or the Transitory Subsidiary challenging the Merger or the transactions contemplated by this Agreement.

         4.4 [INTENTIONALLY OMITTED]

         4.5 [INTENTIONALLY OMITTED]

         4.6 Operations of the Transitory Subsidiary. The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

         4.7 Financing. The Buyer and the Transitory Subsidiary have sufficient funds to perform all of their respective obligations under this Agreement and to consummate the Merger.

         4.8 Solvency. Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by the Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement, the Buyer and the Surviving Corporation shall be able to pay their respective debts as they become due. Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by the Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement, the Buyer and the Surviving Corporation shall have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the closing of any financing to be obtained by the Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Buyer or the Surviving Corporation.

                                   ARTICLE V

                               CONDUCT OF BUSINESS

         5.1 Covenants of the Company. Except as expressly provided or permitted herein, set forth in Section 5.1 of the Company Disclosure Schedule, or as consented to in writing by the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), during the period commencing on the date of this Agreement and ending at the Effective Time or such earlier date as this Agreement may be terminated in accordance with its terms (the "Pre-Closing Period"), the Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to act and carry on its business in the Ordinary Course of Business, maintain and preserve its and each of its Subsidiary's business organization, assets and properties and preserve its business relationships with customers, strategic partners, suppliers, distributors, lessors, licensors, employees and others having business dealings with it. Without limiting the generality of the foregoing, except as expressly provided or permitted herein or as set forth in Section 5.1 of the Company Disclosure Schedule, during the Pre-Closing Period the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following without the prior written consent of the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed):

             (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent); (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities (including upon conversion, exchange, or exercise), except, in the case of this clause (iii), for the acquisition of shares of Company Common Stock (A) from holders of Company Stock Options in full or partial payment of the exercise price payable by such holder upon exercise of Company Stock Options to the extent required or permitted under the terms of such Company Stock Options or (B) from former employees, directors and consultants in accordance with written agreements providing for the repurchase of shares in connection with any termination of services to the Company or any of its Subsidiaries;

             (b) except as permitted by Section 5.1(j), issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement);

             (c) amend its Articles of Organization, By-laws or other comparable charter or organizational documents;

             (d) acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets in excess of $25,000 in the aggregate for the Company and its Subsidiaries, taken as a whole;

             (e) sell, lease, license, pledge, or otherwise dispose of any properties or assets of the Company or of any of its Subsidiaries with value greater than $50,000 in the aggregate for the Company and its Subsidiaries taken as whole;

             (f) cancel, compromise, waive or release any right or claim (or series of related rights or claims) involving more than $25,000;

             (g) (i) incur any indebtedness for borrowed money or capitalized lease obligation or create, incur, assume or guarantee any such indebtedness or capitalized lease obligation of another Person or guarantee any other contractual obligation of another Person, (ii) issue, sell or amend any note, bond or other debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees of the Company and its Subsidiaries in the Ordinary Course of Business) or capital contributions to, or investment in, any other Person, other than the Company or any of its direct or indirect wholly owned Subsidiaries, provided, however, that the Company may, in the Ordinary Course of Business, invest in debt securities maturing not more than 90 days after the date of investment, or (iv) enter into any hedging agreement or other financial agreement or arrangement designed to protect the Company or its Subsidiaries against fluctuations in commodities prices or exchange rates;

             (h) make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $50,000 in the aggregate for the Company and its Subsidiaries, taken as a whole, other than as set forth in the Company's budget for capital expenditures previously made available to the Buyer or the specific capital expenditures disclosed in Section 5.1(h) of the Company Disclosure Schedule;

             (i) make any changes in accounting methods, principles or practices, except insofar as may have been required by a change in GAAP;

             (j) except as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, (i) adopt, enter into, terminate or materially amend any bonus, profit-sharing, incentive, employment, severance or other plan, contract, commitment, or agreement with, or material benefit plan for the benefit or welfare of any current or former director, officer or employee or any collective bargaining agreement (except in the Ordinary Course of Business and only if such arrangement is terminable on 60 days' or less notice without either a penalty or a termination payment), (ii) increase the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for increases of salaries in the Ordinary Course of Business and any bonuses due but not yet paid for the Company's 2004 fiscal year that are accrued on the Company Balance Sheet, (iii) accelerate the payment, right to payment or vesting of any material compensation or benefits, including any outstanding options or restricted stock awards, other than as contemplated by this Agreement, (iv) grant any stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or (v) take any action other than in the Ordinary Course of Business to fund or in any other way secure the payment of compensation or benefits under any Company Employee Plan;

             (k) make or change any material election in respect of Taxes, change any material accounting method in respect of Taxes, file any amendment to a material Tax Return, settle any Liability in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes; or

             (l) (A) terminate or cancel any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000, to which any of the Company and its Subsidiaries is a party or by which any of them is bound or (B) materially modify any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 and outside the Ordinary Course of

Business, to which any of the Company and its Subsidiaries is a party or by which any of them is bound;

             (m) impose any Lien upon any asset valued at greater than $50,000 in the aggregate of the Company and its Subsidiaries, taken as a whole;

             (n) prepay, repurchase or redeem any notes, bonds, debt securities or any other indebtedness for borrowed money, except for (A) scheduled payments on indebtedness referenced in the Financial Statements or (B) current liabilities within the meaning of GAAP incurred in the Ordinary Course of Business;

             (o) make any acquisition of the securities or assets of any other Person (or series of related acquisitions) involving more than $50,000 in the aggregate for the Company and its Subsidiaries, taken as a whole;

             (p) delay or postpone the payment of accounts payable and other liabilities involving more than $50,000 in the aggregate for the Company and its Subsidiaries, taken as a whole;

             (q) grant any material license or sublicense of any rights under or with respect to any Intellectual Property outside the Ordinary Course of Business;

             (r) make any change in employment terms for any of the members of its board of directors or its officers and employees that would make any such person eligible for an increase in severance benefits, other than compensation increases or promotions in the Ordinary Course of Business with respect to employees who are not officers or director-level employees;

             (s) fail to use reasonable best efforts to keep such insurance as listed on 3.18 of the Company Disclosure Schedule or comparable insurance in full force and effect through the Effective Time;

             (t) enter into any transaction with the members of the Company Board, the Company's officers or the Company's employees outside the Ordinary Course of Business (except for the exercise of Company Stock Options as set forth in Section 2.3(a)(iv));

             (u) materially reduce the quality or quantity of supplies generally maintained by the Company at its facilities in the Ordinary Course of Business; and

             (v) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

         5.2 Confidentiality. The parties acknowledge that the Buyer and the Company have previously executed a confidentiality agreement, dated as of March 8, 2005 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly modified herein.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1 No Solicitation.

             (a) No Solicitation or Negotiation. Except as set forth in this
Section 6.1, until the termination of this Agreement in accordance with the terms hereof (the "Specified Time"), neither the Company nor any of its Subsidiaries shall, and the Company shall use reasonable efforts to cause its directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants, other advisors and representatives, collectively, "Representatives") not to, directly or indirectly:

                  (i) solicit, initiate, knowingly facilitate, or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal; or

                  (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any non-public information for the purpose of encouraging or facilitating, any Acquisition Proposal.

             (b) No Change in Recommendation or Alternative Acquisition Agreement. Prior to the Specified Time, the Company Board shall not:

                  (i) withhold, withdraw or modify, in a manner adverse to the Buyer, the approval or recommendation by the Company Board with respect to the Company Voting Proposal;

                  (ii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement (an "Alternative Acquisition Agreement") providing for the consummation of a transaction contemplated by any Acquisition Proposal; or

                  (iii) adopt, approve or recommend any Acquisition Proposal.

             (c) Company Board Disclosures. Notwithstanding anything to the contrary set forth in this Agreement, the Company Board may make any disclosure to the stockholders of the Company if the Company Board determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary obligations under applicable law.

             (d) Notices to the Buyer. The Company shall promptly advise the Buyer orally, with written confirmation to follow, of the Company's receipt of any written Acquisition Proposal, the material terms and conditions of any such Acquisition Proposal and the identity of the Person making any such Acquisition Proposal.

             (e) Cessation of Ongoing Discussions. The Company shall, and shall direct its Representatives to, cease immediately all discussions and negotiations that commenced prior to the date of this Agreement regarding any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal.

             (f) Definition. For purposes of this Agreement, "Acquisition Proposal" means (i) any proposal or offer for a merger, consolidation, dissolution, sale of substantial assets outside the Ordinary Course of Business, stock purchase, recapitalization, share exchange or other business combination involving the Company and its Subsidiaries, taken as a whole, (ii) any proposal for the issuance by the Company of over 10% of its equity securities or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 10% of the equity securities or consolidated total assets of the Company and its Subsidiaries, in each case other than the transactions contemplated by this Agreement.

         6.2 Stockholder Approval. Within ten (10) Business Days after the date of this Agreement, the Company shall, in accordance with its Articles of Organization and By-laws and the applicable requirements of the MBCA, at its election convene a special meeting of the stockholders of the Company (the "Company Stockholders' Meeting") for the purpose of permitting them to consider and to vote upon the approval of this Agreement. Subject to the terms hereof, including Section 6.1, the Company shall use reasonable best efforts to cause each stockholder of the Company to vote all shares of Company capital stock that are owned, beneficially or of record, by such stockholder on the record date for the Company Stockholders' Meeting, to be voted in favor of the approval of this Agreement; provided, however, that nothing in Section 6.1 or this Section 6.2 shall limit the right or authority of the Company's board of directors to make any disclosures to the Company's stockholders that are required in order to fulfill its fiduciary obligations under applicable law.

         6.3 Access to Information. During the Pre-Closing Period, the Company shall (and shall cause each of its Subsidiaries to) afford to the Buyer's officers, employees, accountants, counsel and other representatives, reasonable access, upon reasonable notice, during normal business hours and in a manner that does not unreasonably disrupt or interfere with business operations in any material respects, to all of its properties, books, contracts, commitments, personnel, documents and records as the Buyer shall reasonably request, and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Buyer (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties, assets and personnel as the Buyer may reasonably request. The Buyer will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement.

         6.4 Legal Conditions to the Merger.

             (a) Subject to the terms hereof, including Section 6.4(b), the Company and the Buyer shall each use its reasonable best efforts to:

                  (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable;

                  (ii) as promptly as practicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company or the Buyer or any of their Subsidiaries in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, in connection with all real property leases and subleases, management agreements and participation agreements;

                  (iii) as promptly as practicable and in any event not more than ten (10) Business Days after the date of this Agreement, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) any applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder, and (C) any other applicable law;

                  (iv) as promptly as practicable, and in any event not more than ten (10) Business Days after the date hereof, the Company shall notify all child care licensing agencies having jurisdiction over the business of the Company or its Subsidiaries of this Agreement and the transactions contemplated hereby and shall thereafter use reasonable best efforts to obtain all consents, authorizations, approvals, qualifications and orders necessary to allow the business of the Company and its Subsidiaries to continue uninterrupted, in good standing with all applicable licenses and without restriction following the Effective Time consistent with its current status; and

                  (v) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

The Company and the Buyer shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting reasonable additions, deletions or changes suggested in connection therewith. The Company and the Buyer shall use their respective reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement.

             (b) Subject to the terms hereof, the Buyer and the Company agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective reasonable best efforts to obtain any government clearances or approvals required for Closing under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively "Antitrust Laws"), to respond to any government requests for information under any Antitrust Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Antitrust Order") that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement under any Antitrust Law. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law.

             (c) Each of the Company and the Buyer shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their reasonable best efforts to obtain any third party consents required in connection with the Merger that are
(i) necessary to consummate the transactions contemplated hereby, (ii) disclosed or required to be disclosed in the Company Disclosure Schedule or the Buyer Disclosure Schedule, as the case may be, or (iii) required to prevent the occurrence of an event that is reasonably likely to have a material and adverse effect upon the Company and its Subsidiaries taken as a whole or upon the Buyer prior to or after the Effective Time, it being understood that neither the Company nor the Buyer shall be required to make any payments in connection with the fulfillment of its obligations under this Section 6.4.

             (d) If any claim, action, suit, investigation or other proceeding by any Governmental Entity or other Person is commenced which questions the validity or legality of any of the other transactions contemplated by this Agreement or seeks damages in connection therewith, the Parties agree to cooperate and use reasonable best efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use reasonable best efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement.

         6.5 Public Disclosure. Except as may be required by law or stock market regulations, (a) no press release announcing the execution of this Agreement shall be issued and if so required to be issued shall only be issued in such form as shall be mutually agreed upon by the Company and the Buyer and (b) the Buyer and the Company shall consult with the other party before issuing any other press release or otherwise making any public statement with respect to the Merger or this Agreement.

         6.6 Indemnification of Directors and Officers

             (a) From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, each of Buyer and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the "Company Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an "Action"), arising out of or pertaining to the fact that the Company Indemnified Party is or was an officer or director of the Company or any of its Subsidiaries including without limitation relating to the negotiation, execution and performance of this Agreement and any related agreements (other than Actions brought by Buyer or its Affiliates in respect of the breach of any representation, warranty or covenant by such officer or director under this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the MBCA for officers and directors of Massachusetts corporations or such other law that the Surviving Corporation is subject to. Each Company Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of the Buyer and the Surviving Corporation within ten (10) business days of receipt by the Buyer or the Surviving Corporation from the Company Indemnified Party of a request therefor (provided that, the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification). In the event of any Action, the Surviving Corporation shall control the defense of such Action with counsel selected by the Surviving Corporation, which counsel shall be reasonably acceptable to the Company Indemnified Party; provided however, that the Company Indemnified Party shall be permitted to participate in the defense of such Action through counsel selected by the Company Indemnified Party at the Company Indemnified Party's expense, which counsel shall be reasonably acceptable to the Surviving Corporation. Notwithstanding the foregoing, if there are conflicting interests between the Surviving Corporation and any Company Indemnified Parties with respect to the Action or there are additional defenses available to any Company Indemnified Parties which are not available to the other defendants, the Company Indemnified Parties shall be permitted to participate in the defense of such Action with counsel selected by the Company Indemnified Parties, which counsel shall be reasonably acceptable to the Surviving Corporation, and Buyer shall cause the Surviving Corporation to pay the reasonable fees and expenses of such counsel; provided however, that the Surviving Corporation shall not be obligated to pay the reasonable fees and expenses of more than one counsel for all Company Indemnified Parties in any single Action except to the extent that, in the opinion of counsel for the Company Indemnified Parties, two or more of such Company Indemnified Parties have conflicting interests in the outcome of such Action, in which case the Surviving Corporation shall be obligated to pay the reasonable fees and expenses for such additional counsel, which counsel shall be reasonably acceptable to the Surviving Corporation. A Company Indemnified Party shall not agree to any settlement of any Action without the prior written consent of the Surviving Corporation (which consent shall not be unreasonably withheld, conditioned or delayed), and neither the Buyer nor the Surviving Corporation shall be liable for any settlement of any Action by a Company Indemnified Party effected without the prior written consent of the Surviving Corporation (which consent shall not be unreasonably withheld, conditioned or delayed). The Buyer and Surviving Corporation shall not agree to any settlement of any Action that does not include a complete release of the Company Indemnified Parties from all liability with respect thereto or that imposes any liability or obligation on the Company Indemnified Party without the prior written consent of the Company Indemnified Parties. Neither Buyer nor the Surviving Corporation shall have any obligation hereunder to a Company Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such defendant in the manner contemplated hereby is prohibited by applicable law.

             (b) From the Effective Time through the sixth anniversary date on which the Effective Time occurs, the Articles of Organization and By-laws of the Surviving Corporation shall contain, and Buyer shall cause the Articles of Organization and By-laws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its Subsidiaries than are presently set forth in the Articles of Organization and By-laws of the Company.

             (c) Subject to the next sentence, the Surviving Corporation shall maintain, and the Buyer shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for six (6) years from the Effective Time directors' and officers' liability insurance, containing terms and conditions which are not less advantageous than those policies maintained by the Company at the date hereof, with respect to matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the extent available and having the maximum available coverage under the current policies of directors' and officers' liability insurance; provided that the Surviving Corporation shall not be required to spend in excess of 200% of the current annual premium therefor (such 200% amount, the "Maximum Premium"); and provided, further, that if the Surviving Corporation would be required to spend in excess of the Maximum Premium per annum to obtain insurance having the maximum available coverage under the current policies, the Surviving Corporation will be required to or procure as much insurance coverage as it is able to obtain for a premium equal to the Maximum Premium.

             (d) To the extent permitted by applicable law, the Buyer and the Surviving Corporation shall pay all expenses, including reasonable attorneys' fees, that may be incurred by the Company Indemnified Parties in connection with their enforcement of their rights provided in this Section 6.6.

             (e) The provisions of this Section 6.6 are intended to be in addition to the rights otherwise available to the current officers and directors of the Company by law, charter, statute, by-law or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Company Indemnified Parties, their heirs and their representatives.

         6.7 Notification of Certain Matters. During the Pre-Closing Period, the Buyer shall give prompt notice to the Company, and the Company shall give prompt notice to the Buyer, of (a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur is reasonably likely to cause any representation or warranty of such Party contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date of this Agreement until the Effective Time, or (b) any material failure of the Buyer and the Transitory Subsidiary or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section 6.7 will not limit or otherwise affect the remedies available hereunder to the Party receiving such notice or the conditions to such Party's obligation to consummate the Merger, provided that any representation or warranty set forth in Article III that speaks as of a specific date shall be deemed solely for purposes of the notice requirements in this Section 6.7 to speak as of the date of this Agreement and as of the Closing Date.

         6.8 Service Credit. Following the Effective Time, the Buyer will give each employee of the Buyer or the Surviving Corporation or their respective Subsidiaries who shall have been an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time ("Continuing Employees") full credit for prior service with the Company or its Subsidiaries for purposes of (a) eligibility and vesting under any Buyer Employee Plans (as defined below), (b) determination of benefit levels under any Buyer Employee Plan or policy relating to vacation or severance and (c) determination of "retiree" status under any Buyer Employee Plan, in each case for which the Continuing Employee is otherwise eligible and in which the Continuing Employee is offered participation, but except where such credit would result in a duplication of benefits, in any case to the same extent recognized by the Company under comparable Company plans; provided, however, that Buyer shall not be treated as failing to satisfy its obligations under this Section 6.8 to the extent Buyer provides continuity of benefits for the Retained Employees by continuing one or more Employee Benefit Plans maintained by the Company or its Subsidiaries in lieu of providing employee benefits under any corresponding Buyer Employee Plan. In addition, the Buyer shall waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of the Buyer and, to the extent administratively feasible, recognize for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by Continuing Employees in the calendar year in which the Effective Time occurs. For purposes of this Agreement, the term "Buyer Employee Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation and all unexpired severance agreements, for the benefit of, or relating to, any current or former employee of the Buyer or any of its Subsidiaries or any entity which is a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code) or
(C) an affiliated service group (as defined in Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Buyer or a Subsidiary of the Buyer. Nothing in this Section 6.8 shall be deemed to limit or otherwise affect the right of the Buyer and its Subsidiaries and Affiliates to terminate the employment or change the place of work, responsibilities, status or description of any employee or group of employees of the Company or any of its Subsidiaries, or to continue, maintain or terminate any existing Employee Benefit Plan of the Company or its Subsidiaries. For purposes of this Section 6.8, "Retained Employees" means individuals who were employees of the Company or its Subsidiaries immediately prior to the Closing and who remain employed by the Company or its Subsidiaries, or become employed by Buyer or any of its Subsidiaries or Affiliates, immediately after the Closing.

                                  ARTICLE VII

                              CONDITIONS TO MERGER

         7.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

             (a) Stockholder Approval. The Company Voting Proposal shall have been duly adopted by the Company's stockholders.

             (b) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

             (c) Filing of the Articles of Merger. The Articles of Merger shall have been filed with the Secretary of the Commonwealth of Massachusetts.

             (d) No Injunctions. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

         7.2 Additional Conditions to Obligations of the Buyer and the Transitory Subsidiary. The obligations of the Buyer and the Transitory Subsidiary to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Buyer and the Transitory
Subsidiary:

             (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except (A) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, and (B) for changes contemplated by this Agreement); and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

             (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date; and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

             (c) No Restraints. There shall not be instituted or pending any action or proceeding in which a Governmental Entity is (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or (ii) seeking to prohibit or limit in any material respect the Buyer's ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation.

             (d) Third Party Consents and Approvals. The Company shall have obtained consents and approvals set forth in Section 7.2(d) of the Company Disclosure Schedule.

             (e) Dissenters' Rights. Holders of not more than 2% of the outstanding capital stock of the Company shall have exercised dissenters' rights with respect to the Merger.

             (f) No Material Adverse Effect. Between the date hereof and the Effective Time, there shall not have been any Company Material Adverse Effect.

             (g) Estimated Net Working Capital. The Company shall have delivered to Buyer a certificate containing the Company's Estimated Net Working Capital pursuant to Section 2.1(c)(i).

             (h) FIRPTA Certificate. Buyer shall have received from the Company a certificate in a form reasonably acceptable to the Buyer dated as of the Closing Date to the effect that the Company is not and has not been a United States real property holding company, as defined in Section 897(c)(2) of the Code, during the applicable period described in Section 897(c)(1)(A)(ii) of the Code.

             (i) Legal Opinion. The Buyer shall have received an opinion of the counsel of the Company, dated as of the Closing Date, in substantially the Form of Exhibit B attached hereto.

             (j) Termination of 401(k) Plan. Prior to Closing, the Company shall have terminated its 401(k) Plan.

             (k) Stock Voting Agreement. Each of the holders of Company Stock set forth in Section 7.2(k) of the Company Disclosure Schedule shall have entered into the Stock Voting Agreement and Irrevocable Proxy, in substantially the Form of Exhibit C attached hereto.

         7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, either of which may be waived, in writing, exclusively by the Company:

             (a) Representations and Warranties. The representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, and (ii) for changes contemplated by this Agreement), and the Company shall have received a certificate signed on behalf of the Buyer by the chief executive officer or the chief financial officer of the Buyer to such effect.

             (b) Performance of Obligations of the Buyer and the Transitory Subsidiary. The Buyer and the Transitory Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date; and the Company shall have received a certificate signed on behalf of the Buyer by the chief executive officer or the chief financial officer of the Buyer to such effect.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.1 Indemnification by Company. Subject to the terms and conditions of this Article VIII, from and after the Closing, the holders of Company Stock (the "Indemnifying Securityholders"), shall indemnify the Buyer in respect of, and hold the Buyer harmless against, any and all liabilities, monetary damages, fines, fees, penalties, interest, costs and expenses (including without limitation reasonable attorneys' fees and expenses) (collectively, "Damages") incurred or suffered by the Buyer or any Affiliate thereof resulting from or constituting:

             (a) any breach of a representation or warranty of the Company contained in this Agreement after taking into account the last sentence of
Section 8.5(a);

             (b) any failure by the Company to perform any covenant or agreement contained in this Agreement; or

             (c) the exercise by holders of Dissenting Shares of rights under the MBCA (it being understood and agreed by the parties that Damages under this clause (c) shall include the excess (if any) of the amounts received by a holder of such Dissenting Shares pursuant to the exercise of such rights over the amount the holder of such Dissenting Shares would have received pursuant to this Agreement had the holder of such Dissenting Shares not exercised such rights under the MBCA).

         8.2 Indemnification by Buyer. Subject to the terms and conditions of this Article VIII, from and after the Closing, the Buyer shall indemnify the holders of Company Stock and holders of Company Stock Options in respect of, and hold each holder of Company Stock and holder of Company Stock Options harmless against, any and all Damages incurred or suffered by the holders of Company Stock and holders of Company Stock Options resulting from or constituting:

             (a) any breach of a representation or warranty of the Buyer contained in this Agreement after taking into account the last sentence of
Section 8.5(a); or

             (b) any failure by the Buyer to perform any covenant or agreement contained in this Agreement.

         8.3 Claims for Indemnification.

             (a) Third-Party Claims. All claims for indemnification made under this Agreement resulting from, related to or arising out of a third-party claim against an Indemnified Party shall be made in accordance with the following procedures. A Person entitled to indemnification under this Article VIII (an "Indemnified Party") shall give prompt written notification to the Person from whom indemnification is sought (the "Indemnifying Party") (with a copy to the Escrow Agent) of the commencement of any action, suit or proceeding relating to a third-party claim for which indemnification may be sought or, if earlier, upon the written assertion of any such claim by a third party (it being understood and agreed, however, that the failure by an Indemnified Party to give notice as provided herein shall not relieve the

Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually damaged as a result of such failure to give notice). Such notification shall include a description in reasonable detail (to the extent known by the Indemnified Party) of the facts constituting the basis for such third-party claim and the amount of the Damages claimed. Within 30 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party, unless (i) the action, suit, proceeding or claim involves Taxes, (ii) the Indemnifying Party fails to provide reasonable assurance of its financial capacity to defend such action, suit, proceeding or claim or (iii) in the event the Indemnifying Party is an Indemnifying Securityholder, the amount of the action, suit, proceeding or claim exceeds, or would reasonably be expected to exceed, the Escrow Amount as then in effect. An election by the Indemnifying Party to so assume the defense of any such third-party claim shall constitute an admission by the Indemnifying Party and shall conclusively establish for purposes of this Agreement that the Indemnifying Party is obligated to indemnify the Indemnified Party with respect to such third-party claim under the provisions of this Article VIII. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense. The Party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith shall be considered Damages for purposes of this Agreement; provided, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one counsel for all Indemnified Parties. The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto. The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim that does not include a complete release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party.

             (b) Procedure for Claims. An Indemnified Party wishing to assert a claim for indemnification under this Article VIII other than a third-party claim made under Section 8.3(a) shall deliver to the Indemnifying Party (with a copy to the Escrow Agent) a written notice (a "Claim Notice") which contains (i) a description and the amount (the "Claim Amount") of any Damages incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VIII and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages. Within thirty (30) days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party (with a copy to the Escrow Agent) a written response in which the Indemnifying Party shall: (I) agree that the Indemnified Party is entitled to receive all of the Claim Amount, (II) agree that the Indemnified Party is entitled to receive part, but not all, of the Claim Amount, or (III) contest, with a reasonable explanation of the basis therefor, that the Indemnified Party is entitled to receive any of the Claim Amount. If the Indemnifying Party in such response contests the payment of all or part of the Claim Amount, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute. If such dispute is not resolved within sixty (60) days following the delivery by the Indemnifying Party of such response, the Indemnifying Party and the Indemnified Party shall each have the right to submit such dispute to a court of competent jurisdiction in accordance with the provisions of Section 10.11. The Indemnifying Party and the Indemnified Party may resolve any dispute at any time by mutual written consent.

         8.4 Survival.

             (a) The representations and warranties of the Company and the Buyer set forth in this Agreement and the indemnification obligations under Sections
8.1 and 8.2 of this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the date ending on the one year anniversary of the Closing Date, at which time they shall expire.

             (b) If an indemnification claim is properly asserted in writing pursuant to Section 8.3 prior to the expiration as provided in Section 8.4(a) of the representation, warranty or obligation (including the indemnification obligations under Sections 8.1 and 8.2 of this Agreement) that is the basis for such claim, then such representation, warranty or obligation (including the indemnification obligations under Sections 8.1 and 8.2 of this Agreement) shall survive until, but only for the purpose of, the resolution of such claim.

         8.5 Limitations.

             (a) Notwithstanding anything to the contrary herein (other than Section 8.5(e)), (i) the aggregate liability of the Indemnifying Securityholders for Damages under this Article VIII shall not exceed the Escrow Amount and shall be solely payable out of the Escrow Fund (as increased by any net profit from, or interest or income produced by, Permitted Investments in the Escrow Fund) pursuant to the terms of the Escrow Agreement, (ii) except for Damages arising out of Sections 3.2, 3.4(a), 3.14, 3.19, 8.1(b) or 8.1(c) which shall be recoverable without regard to the Deductible and shall be taken into account for purposes of calculating the Deductible, the Indemnifying Securityholders shall be liable for only that portion of the aggregate Damages under this Article VIII for which they or it would otherwise be liable which exceeds $400,000 (the "Deductible") and (iii) the liability of each Indemnifying Securityholder for Damages under this Article VIII shall be limited to his, her or its interest in the Escrow Fund as determined pursuant to Section 2.1(d), provided that nothing herein shall limit the right of the Buyer to recover from the Escrow Fund the full amount of any Damages (to the extent of the Escrow Fund) that are covered by the indemnification under Section 8.1. For purposes of this Article VIII, all representations and warranties of the Company in Article III (other than Section 3.6) and the Buyer and Transitory Subsidiary in Article IV shall be construed as if the term "material" and any reference to "Company Material Adverse Effect" or "Buyer Material Adverse Effect" and variations thereof were omitted from such representations and warranties.

             (b) In no event shall any Indemnifying Party be responsible or liable for any Damages or other amounts under this Article VIII (i) that constitute direct claims by any Indemnified Parties for punitive damages (for the sake of clarity, Indemnified Parties may recover damages actually payable by such Indemnified Party under a third party claim); (ii) that constitute consequential, incidental or special damages (collectively, "Special Damages") (A) unless (x) such Special Damages were reasonably foreseeable and proximately caused by the events and circumstances giving rise to the Special Damages and (y) the Indemnified Parties used their reasonable best efforts to mitigate any such Special Damages, or (B) to the extent the Special Damages are based on any loss of value of the Company and its Subsidiaries (including through the use of a multiple of any financial measure) other than lost profits; or (iii) for Taxes payable by an Indemnified Party as a result of any indemnification payment under this Agreement being treated by the relevant Tax authority as income. Each Party shall (and shall cause its Affiliates to) use commercially reasonable efforts to pursue all legal rights and remedies available in order to minimize the Damages for which indemnification is provided to it under this Article VIII.

             (c) The amount of Damages recoverable by an Indemnified Party under this Article VIII with respect to an indemnity claim shall be reduced by (i) the amount of any payment received by such Indemnified Party (or an Affiliate thereof), with respect to the Damages to which such indemnity claim relates, from any insurance policy of the Company and (ii) the amount of any Tax savings that the Indemnified Party actually realizes with respect to such Damages or Taxes; provided, however, that any Tax savings resulting from such a claim shall be determined only after applying all other deductions and losses, including any net operating loss carryforwards, available to the Indemnified Party, as if the Tax savings arising from such claim did not exist (for example, all existing net operating loss carryforwards available for use during the applicable fiscal year would have to be exhausted before a "Tax savings" would be actually realized from such a claim) and provided further that creating or increasing a net operating loss carryforward shall be deemed not to create a Tax savings. The amount of any indemnity payment hereunder shall initially be made without respect to any such Tax savings or insurance proceeds and shall be subject to adjustment if and when any such Tax savings are actually realized or insurance proceeds are received. An Indemnified Party shall use reasonable commercial efforts to pursue, and to cause its Affiliates to pursue, all insurance claims and Tax benefits to which it may be entitled in connection with any Damages it incurs, and the Parties shall cooperate with each other in pursuing insurance claims with respect to any Damages or any indemnification obligations with respect to Damages; provided, however, the parties hereby agree that the Indemnified Party shall not be required to file a lawsuit to pursue such insurance claim or Tax benefit. If an Indemnified Party (or an Affiliate) receives any insurance payment from any insurance policy of the Company in connection with any claim for Damages for which it has already received an indemnification payment from the Indemnifying Party, it shall pay to the Indemnifying Party, within thirty (30) days of receiving such insurance payment, an amount equal to the excess of (A) the amount previously received by the Indemnified Party under this Article VIII from the Indemnifying Party with respect to such claim plus the amount of the insurance payments received, over
(B) the amount of Damages with respect to such claim which the Indemnified Party has become entitled to receive under this Article VIII from the Indemnifying Party.

             (d) Except with respect to claims for equitable relief, including specific performance, made with respect to breaches of any covenant or agreement contained in this Agreement, and except as specified in Section 8.5(e), the rights of the Indemnified Parties under this Article VIII shall be the sole and exclusive remedies of the Indemnified Parties and their respective Affiliates with respect to claims under, or otherwise relating to the transactions that are the subject of, this Agreement. Without limiting the generality of the foregoing, in no event shall any Party, its successors or permitted assigns be entitled to claim or seek rescission of the transactions consummated by this Agreement.

             (e) Notwithstanding anything to the contrary in this Article VIII with respect to any Indemnifying Securityholder, any Damages arising from fraud of such Indemnifying Securityholder shall survive the periods set forth in
Section 8.4 and shall not be subject to the limitations on liability set forth in this Section 8.5.

             (f) For purposes of this Article VIII, (i) if the Indemnifying Securityholders comprise the Indemnifying Party, any references to the Indemnifying Party (except provisions relating to an obligation to make any payments) shall be deemed to refer to the Stockholder Representative, and (ii) if the Indemnifying Securityholders comprise the Indemnified Party, any references to the Indemnified Party (except provisions relating to an obligation to make or a right to receive any payments) shall be deemed to refer to the Stockholder Representative.

         8.6 Treatment of Indemnity Payments. Any payments made to an Indemnified Party pursuant to this Article VIII or pursuant to the Escrow Agreement shall be treated as an adjustment to the Merger Consideration for Tax purposes.

                                   ARTICLE IX

                            TERMINATION AND AMENDMENT

         9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 9.1(b) through 9.1(g), by written notice by the terminating Party to the other Party), whether before or, subject to the terms hereof, after approval of this Agreement by the stockholders of the
Company:

             (a) by mutual written consent of the Buyer, the Transitory Subsidiary and the Company; or

             (b) by either the Buyer or the Company if the Merger shall not have been consummated by October 25, 2005 (the "Outside Date") (provided that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before the Outside Date); or

             (c) by either the Buyer or the Company if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

             (d) by the Buyer if at the Company Meeting at which a vote on the Company Voting Proposal is taken, the required Company stockholder vote in favor of the Company Voting Proposal shall not have been obtained; or

             (e) by the Buyer, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.2(a) or 7.2(b) not to be satisfied, and (ii) shall not have been cured within 30 days following receipt by the Company of written notice of such breach or failure to perform from the Buyer; or

             (f) by the Company, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Buyer or the Transitory Subsidiary set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.3(a) or 7.3(b) not to be satisfied, and (ii) shall not have been cured within 30 days following receipt by the Buyer of written notice of such breach or failure to perform from the Company; or (g) by the Buyer, if the Company Stockholder Approval shall not have been obtained within ten (10) Business Days after the execution of this Agreement.

         9.2 [INTENTIONALLY OMITTED]

         9.3 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no Liability or obligation on the part of the Buyer, the Company, the Transitory Subsidiary or their respective officers, directors, stockholders or Affiliates; provided that (a) any such termination shall not relieve any Party from Liability for any willful breach of this Agreement, (b) the provisions of Sections 5.2 (Confidentiality), 9.4 (Fees and Expenses), this
Section 9.3 (Effect of Termination) and Article X (Miscellaneous) of this Agreement and (c) the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

         9.4 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees and expenses, whether or not the Merger is consummated; provided however, that (i) the Buyer and the Company shall each be responsible for fifty percent (50%) of all fees and expenses relating to the Exchange Agent and filings made pursuant to the HSR Act and (ii) the Buyer shall be responsible for customary licensing fees to be paid to any Governmental Entity with respect to obtaining permits and consents pursuant to Section 6.4(a)(iv).

         9.5 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of any Party, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.6 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE X

                                  MISCELLANEOUS

         10.1 [INTENTIONALLY OMITTED]

         10.2 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed duly delivered
(i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the intended recipient as set forth below:

                  (a)      if to the Buyer or the Transitory Subsidiary, to


                           Bright Horizons Family Solutions, Inc.
                           200 Talcott Avenue South
                           Watertown, Massachusetts  02472
                           Attn: David H. Lissy, Chief Executive Officer
                           Telecopy: 617 673-8653

                           with a copy to:


                           Bass, Berry & Sims PLC
                           315 Deaderick Street, Suite 2700
                           Nashville, TN  37238
                           Attn: Derek S. Hughey
                           Telecopy: 615 742-2814

                  (b)      if to the Company, to

                           ChildrenFirst Inc.
                           860 Winter Street
                           Waltham, Massachusetts 02451
                           Attn: John Marvin, Chief Executive Officer
                           Telecopy: 781 522-0066
                           with a copy to:

                           Wilmer Cutler Pickering Hale and Dorr LLP
                           60 State Street
                           Boston, MA 02109
                           Attn:  Jay Bothwick, Esq.
                           Telecopy: (617) 526-5000

                  (c)      if to the Stockholder Representative, to

                           Eytan A. Tigay
                           LF CF Holding LLC
                           30 Rockefeller Plaza, 48th Floor
                           New York, NY  10020
                           Telecopy: (212) 332-5863

         Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telex, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

         10.3 Entire Agreement. This Agreement (including the Schedules hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms.

         10.4 No Third Party Beneficiaries. Except as provided in Sections 2.1 and 2.2 (with respect to which holders of Company Stock shall be third party beneficiaries), Section 2.3 (with respect to which holders of Company Stock Options shall be third party beneficiaries), Section 2.6 (with respect to which the Stockholder Representative shall be a third party beneficiary), Section 6.6 (with respect to which the Company Indemnified Parties shall be third party beneficiaries) and Section 6.8 (with respect to which the Continuing Employees shall be third party beneficiaries), this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

         10.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

         10.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

         10.7 Counterparts and Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

         10.8 Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

         10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

         10.10 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

         10.11 Submission to Jurisdiction. Each of the parties to this Agreement
(a) consents to submit itself to the personal jurisdiction of any state or federal court sitting in Boston, Massachusetts in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10.2. Nothing in this Section 10.11, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

         10.12 Disclosure Schedules. The Company Disclosure Schedule and the Buyer Disclosure Schedule shall each be arranged in Sections corresponding to the numbered Sections contained in Article III, in the case of the Company Disclosure Schedule, or Article IV, in the case of the Buyer Disclosure Schedule, and the disclosure in any Section shall qualify (a) the corresponding
Section in Article III or Article IV, as the case may be, and (b) the other Sections in Article III or Article IV, as the case may be, to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other Sections. The inclusion of any information in the Company Disclosure Schedule or the Buyer Disclosure Schedule, or in any update thereto, shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Company Material Adverse Effect or a Buyer Material Adverse Effect, or is outside the Ordinary Course of Business.

         10.13 Company's Knowledge. For purposes of this Agreement, the term "Company's Knowledge" means the actual knowledge as of the date hereof and as of the Closing Date of the individuals identified in Section 10.13 of the Company Disclosure Schedule.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the Buyer, the Transitory Subsidiary and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          BRIGHT HORIZONS FAMILY SOLUTIONS, INC.


                                          By:    /s/ David H. Lissy
                                              --------------------------------
                                          Name: David H. Lissy
                                          Title: Chief Executive Officer




                                          BFAM MERGERSUB, INC.


                                          By:     /s/ David H. Lissy
                                              --------------------------------
                                          Name: David H. Lissy
                                          Title: President



                                          CHILDRENFIRST INC.


                                          By:      /s/ John Marvin
                                                ------------------------------
                                          Name: John Marvin
                                          Title: Chief Executive Officer




                [Signature Page to Agreement and Plan of Merger]